Exhibit 1.1

Execution Version

3,150,000 Shares

AMAG Pharmaceuticals, Inc.

UNDERWRITING AGREEMENT

July 30, 2015

JEFFERIES LLC

520 Madison Avenue

New York, New York 10022

BARCLAYS CAPITAL INC.

745 Seventh Avenue

New York, New York 10019

As Representatives of the several Underwriters

Ladies and Gentlemen:

Introductory.  AMAG Pharmaceuticals, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule A (the “Underwriters”) an aggregate of 3,150,000 shares of its common stock, par value $0.01 per share (the “Shares”).  The 3,150,000 Shares to be sold by the Company are called the “Firm Shares.”  In addition, the Company has granted to the Underwriters an option to purchase up to an additional 472,500 Shares as provided in Section 2.  The additional 472,500 Shares to be sold by the Company pursuant to such option are collectively called the “Optional Shares.”  The Firm Shares and, if and to the extent such option is exercised, the Optional Shares are collectively called the “Offered Shares.”  Jefferies LLC (“Jefferies”) and Barclays Capital Inc. (“Barclays”) have agreed to act as representatives of the several Underwriters (in such capacity, the “Representatives”) in connection with the offering and sale of the Offered Shares.  To the extent there are no additional underwriters listed on Schedule A, the term “Representatives” as used herein shall mean you, as Underwriters, and the term “Underwriters” shall mean either the singular or the plural, as the context requires.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form S-3, File No. 333-202252, including a base prospectus (the “Base Prospectus”) to be used in connection with the public offering and sale of the Offered Shares.  Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it became effective under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including all documents incorporated or deemed to be incorporated by reference therein and any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A or 430B under the Securities Act, is called the “Registration Statement.”  Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act in connection with the offer and sale of the Offered Shares is called the “Rule 462(b) Registration Statement,” and from and after the date and time of filing of any such Rule 462(b) Registration Statement the term “Registration Statement” shall include the Rule 462(b) Registration Statement.  The preliminary prospectus supplement dated July 29, 2015 describing the Offered Shares and the offering thereof (the “Preliminary Prospectus Supplement”), together with the Base Prospectus, is called the “Preliminary Prospectus,” and the Preliminary Prospectus and any other prospectus supplement to the Base Prospectus in preliminary form that describes the Offered Shares and the offering thereof and is used prior to the filing of the Prospectus (as defined below), together with the Base Prospectus, is called a “preliminary prospectus.”  As used herein, the term “Prospectus” shall mean the final prospectus supplement to the Base Prospectus that describes the Offered Shares and the offering thereof (the “Final Prospectus Supplement”), together with the Base Prospectus, in the form first used by the Underwriters to confirm sales of the Offered Shares or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act.  References herein to the Preliminary Prospectus, any preliminary prospectus and the Prospectus shall refer to both the prospectus supplement and the Base Prospectus components of such prospectus.  As used herein, “Applicable Time” is 7:15 p.m. (New York City time) on July 30, 2015.  As used herein, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, and “Time of Sale Prospectus” means the Preliminary Prospectus, as amended or supplemented immediately prior to the Applicable Time, together with the free writing prospectuses, if any, identified in Schedule B hereto.  As used herein, “Road Show” means a “road show” (as defined in Rule 433 under the Securities Act) relating to the offering of the Offered Shares contemplated hereby that is a “written communication” (as defined in Rule 405 under the Securities Act).

The proceeds of the public offering and sale of the Offered Shares will be used, as described under the captions “Use of Proceeds” in the Time of Sale Prospectus and the Final Prospectus Supplement.

All references in this Agreement to the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus and the Prospectus shall include the documents incorporated or deemed to be incorporated by reference therein.  All references in this Agreement to financial statements and schedules and other information which are “contained,” “included” or “stated” in, or “part of” the Registration Statement, the Rule 462(b) Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, the Time of Sale Prospectus or the Prospectus, and all other references of like import, shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Rule 462(b) Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, the Time of Sale Prospectus or the Prospectus, as the case may be.  All references in this Agreement to amendments or supplements to the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, the Time of Sale Prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”) that is or is deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, or the Prospectus, as the case may be.  All references in this Agreement to (i) the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus or the Prospectus, any amendments or supplements to any of the foregoing, or any free writing prospectus, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) and (ii) the Prospectus shall be deemed to include any “electronic Prospectus” provided for use in connection with the offering of the Offered Shares as contemplated by Section 3(o) of this Agreement.

The Company hereby confirms its agreements with the Underwriters as follows:

Section 1.                                          Representations and Warranties of the Company.  The Company hereby represents, warrants and covenants to each Underwriter, as of the date of this Agreement, as of the First Closing Date (as hereinafter defined) and as of each Option Closing Date (as hereinafter defined), if any, as follows:

(a)                                 Compliance with Registration Requirements.  The Registration Statement has become effective under the Securities Act.  The Company has complied, to the Commission’s satisfaction, with all

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requests of the Commission for additional or supplemental information, if any.  No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.  At the time the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 (the “Annual Report”) was filed with the Commission, or, if later, at the time the Registration Statement was originally filed with the Commission, as well as at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Offered Shares in reliance on the exemption of Rule 163 under the Securities Act, the Company was a “well known seasoned issuer” as defined in Rule 405 under the Securities Act.  The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 under the Securities Act, and became effective on February 24, 2015.  The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to the Company’s use of the automatic shelf registration form.  The Company meets the requirements for use of Form S-3 under the Securities Act specified in FINRA Conduct Rule 5110(B)(7)(C)(i). The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, at the time they were or hereafter are filed with the Commission, or became effective under the Exchange Act, as the case may be, complied and will comply in all material respects with the requirements of the Exchange Act.

(b)                                 Disclosure.  Each preliminary prospectus and the Prospectus when filed complied in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR, was identical (except as may be permitted by Regulation S-T under the Securities Act) to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Offered Shares.  Each of the Registration Statement and any post-effective amendment thereto, at the time it became or becomes effective, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  As of the Applicable Time, the Time of Sale Prospectus did not, and at the First Closing Date (as defined in Section 2) and at each applicable Option Closing Date (as defined in Section 2), will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The Prospectus, as of its date, did not, and at the First Closing Date and at each applicable Option Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The representations and warranties set forth in the three immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, or the Prospectus or the Time of Sale Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with written information relating to any Underwriter furnished to the Company in writing by the Representatives expressly for use therein, it being understood and agreed that the only such information consists of the information described in Section 9(b) below.  There are no contracts or other documents required to be described in the Time of Sale Prospectus or the Prospectus or to be filed as an exhibit to the Registration Statement which have not been described or filed as required.

(c)                                  Free Writing Prospectuses; Road Show.  As of the determination date referenced in Rule 164(h) under the Securities Act, the Company was not, is not or will not be (as applicable) an “ineligible issuer” in connection with the offering of the Offered Shares pursuant to Rules 164, 405 and 433 under the Securities Act.  Each free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act.  Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of Rule

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433 under the Securities Act, including timely filing with the Commission or retention where required and legending, and each such free writing prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Shares did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Prospectus or any preliminary prospectus and not superseded or modified.  Except for the free writing prospectuses, if any, identified in Schedule , and electronic road shows, if any, furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior written consent, prepare, use or refer to, any free writing prospectus.  Each Road Show, when considered together with the Time of Sale Prospectus, did not, as of the Applicable Time, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)                                 Distribution of Offering Material By the Company.  Prior to the later of (i) the expiration or termination of the option granted to the several Underwriters in Section 2, and (ii) the completion of the Underwriters’ distribution of the Offered Shares, the Company has not distributed and will not distribute any offering material in connection with the offering and sale of the Offered Shares other than the Registration Statement, the Time of Sale Prospectus, the Prospectus or any free writing prospectus reviewed and consented to by the Representatives and the free writing prospectuses, if any, identified on Schedule  hereto.

(e)                                  Financial Statements.  The financial statements and the related notes thereto of (i) the Company and its consolidated subsidiaries, (ii) CBR Acquisition Holdings Corp. (“CBR”) and its consolidated subsidiaries and (iii) Lumara Health Inc. (“Lumara”) and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly in all material respects the consolidated financial position of the Company and its consolidated subsidiaries, CBR and its consolidated subsidiaries and Lumara and its consolidated subsidiaries as of the dates indicated and the consolidated results of their respective operations and the consolidated changes in their respective cash flows for the periods specified; such consolidated financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included or incorporated by reference in the Registration Statement present fairly in all material respects the information required to be stated therein; and the other financial information included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries, of CBR and its consolidated subsidiaries and of Lumara and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby; and the pro forma financial information and the related notes thereto included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and the assumptions underlying such pro forma financial information are reasonable and are set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(f)                                   No Material Adverse Change.  Since December 31, 2014, (i) there has not been any material change in the capital stock or any change in the long-term debt, notes payable or current portion of long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole (any such change being referred to herein as a “Material Adverse Change”); (ii) neither the Company nor any of its subsidiaries

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has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(g)                                 Organization and Good Standing.  The Company and each of its subsidiaries has been duly organized or formed, as applicable, and is validly existing and in good standing (where such concept is recognized under the laws of the jurisdiction in which it is organized or formed) under the laws of its jurisdiction of organization, is duly qualified to do business and is in good standing (where such concept is recognized under the laws of the jurisdiction in which it is organized or formed) in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, and has all power and authority necessary to own or hold its properties and to conduct the business in which it is engaged, except where the failure to be so qualified or in good standing, as the case may be, or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under this Agreement (a “Material Adverse Effect”).  The subsidiaries listed on Schedule C to this Agreement are the only significant  subsidiaries as defined in Rule 1-02(w) of Regulation S-X under the Exchange Act of the Company.

(h)                                 Capitalization.  The Company has an authorized capitalization as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the heading “Capitalization”; all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Time of Sale Prospectus and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; and all the outstanding shares of capital stock or other equity interests of each subsidiary owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable (except, in the case of any foreign subsidiary, for directors’ qualifying shares) and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

(i)                                    Stock Options.  With respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company and its subsidiaries (the “Company Stock Plans”), (i) each Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) so qualifies, (ii) since January 1, 2009, (a) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto except for where such failure to so duly execute and deliver would not, individually or in the aggregate,

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have a Material Adverse Effect, (b) each such grant was made in accordance with the applicable terms of the Company Stock Plans, the Exchange Act and all other applicable laws and regulatory rules or requirements, including the rules of the NASDAQ Global Select Market (the “NASDAQ”) and any other exchange on which Company securities are traded, (c) the per share exercise price of each Stock Option was equal to the fair market value of a share of Common Stock on the applicable Grant Date and (d) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company and disclosed in the Company’s filings with the Commission in accordance with the Exchange Act and all other applicable laws. The Company has no policy or practice of granting Stock Options prior to, or otherwise coordinating the grant of Stock Options with, the release or other public announcement of material information regarding the Company or its subsidiaries or their results of operations or prospects.

(j)                                    Due Authorization.  The Company has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken by the Company for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated thereby or by the Time of Sale Prospectus and the Prospectus has been duly and validly taken.

(k)                                 Underwriting Agreement.  This Agreement has been duly and validly authorized, executed and delivered by the Company.

(l)                                    Representations and Warranties Contained in the Stock Purchase Agreement.  The representations and warranties of the Company contained in Article VI of the Stock Purchase Agreement, dated as of June 29, 2015, by and among CBR, the Company, and CBR Holdco, LLC (the “Stock Purchase Agreement”) are true and correct as of the date hereof (except to the extent such representations and warranties speak as of a specific date, which representations and warranties shall continue as of the date hereof to be true and correct as of such specific date).  To the knowledge of the Company, the representations and warranties of Target contained in Article IV of the Stock Purchase Agreement are true and correct as of the date hereof (except to the extent such representations and warranties speak as of a specific date, which representations and warranties shall continue as of the date hereof to be true and correct as of such specific date).

(m)                             The Shares.  The Offered Shares to be issued and sold by the Company hereunder have been duly authorized by the Company and, when issued and delivered and paid for as provided herein, will be duly and validly issued, will be fully paid and nonassessable and will conform to the descriptions thereof in the Registration Statement, the Time of Sale Prospectus and the Prospectus; and the issuance of the Offered Shares is not subject to any preemptive or similar rights.

(n)                                 Descriptions of the Underwriting Agreement.  This Agreement conforms in all material respects to the description thereof contained in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(o)                                 No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of its subsidiaries or any of their properties, except, in the case of

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clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(p)                                 No Conflicts.  The execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Offering Shares and the consummation of the transactions contemplated by this Agreement or the Time of Sale Prospectus and the Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule  or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.

(q)                                 No Consents Required.  No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Offering Shares and the consummation by the Company of the transactions contemplated by this Agreement or the Time of Sale Prospectus and the Prospectus, except for the registration of the Offered Shares and such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Offered Shares by the Underwriters.

(r)                                  Legal Proceedings.  Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect; no such investigations, actions, suits or proceedings are threatened or, to the knowledge of the Company, contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in the Registration Statement or the Prospectus that are not so described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Time of Sale Prospectus or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(s)                                   Independent Accountants.

(i)                                     PricewaterhouseCoopers, LLP, who have certified certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(ii)                                  PricewaterhouseCoopers, LLP, who have certified certain financial statements of CBR and its subsidiaries, is an independent registered public accounting firm with respect to CBR and its

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subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(iii)                               BDO USA, LLP, who have certified certain financial statements of the Lumara and its subsidiaries, is an independent registered public accounting firm with respect to Lumara and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(t)                                    Title to Real and Personal Property.  Each of the Company and its subsidiaries has good and marketable title to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(u)                                 Title to Intellectual Property.  Each of the Company and its subsidiaries owns or possesses sufficient rights to use all patents, trademarks, service marks, trade names, copyrights, domain names, licenses, know-how and other intellectual property rights (including, without limitation, trade secrets and other unpatented and/or unpatentable proprietary or confidential information, inventions, systems or procedures), and all registrations and applications for registration of, and all goodwill associated with, the foregoing (collectively, “Intellectual Property Rights”), in each case used in, held for use in, or necessary for the conduct of their respective businesses as currently conducted and as currently proposed to be conducted, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. To the knowledge of the Company, neither the conduct of their respective businesses, nor the manufacture, use or sale of their respective products, has conflicted with, infringed, misappropriated or otherwise violated, and as currently proposed to be conducted their respective businesses, and the manufacture, use or sale of their respective products, will not conflict with, infringe, misappropriate or otherwise violate, the Intellectual Property Rights of any third party, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.  The Company and its subsidiaries have not received any written notice of any claim of infringement, misappropriation or other violation of, or conflict with, any Intellectual Property Rights of any third party, which could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.  Except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect: (i) except as described in the Registration Statement, Time of Sale Prospectus and Prospectus, the Company and its subsidiaries have not received any written notice of any claim challenging the rights of the Company or any of its subsidiaries in, or the scope, validity or enforceability of, any Intellectual Property Rights owned, controlled by or exclusively licensed to the Company or any of its subsidiaries; (ii) except as described in the Registration Statement, Time of Sale Prospectus and Prospectus, none of the Intellectual Property Rights owned, controlled by or exclusively licensed to the Company or any of its subsidiaries has been adjudged invalid or unenforceable in whole or in part, and to the knowledge of the Company, all such Intellectual Property Rights are valid and enforceable; (iii) no trade secrets or other confidential or proprietary information of the Company or any of its subsidiaries, the value of which to the Company or any of its subsidiaries is contingent upon maintaining the confidentiality thereof, has been disclosed other than to (a) employees, representatives and agents of the Company or any of its subsidiaries, all of whom are bound by written confidentiality agreements or (b) other third parties that were bound by written confidentiality agreements prior to receiving such trade secrets or information; and (iv) to the Company’s knowledge, there is no infringement, misappropriation, breach, default or other violation, or the occurrence of any event that with notice or the passage of time would constitute any of the foregoing, by any third party of any of the Intellectual Property Rights of the Company or any of its subsidiaries.

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(v)                                 No Undisclosed Relationships.  No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in the Registration Statement and the Prospectus and that is not so described in such documents and in the Time of Sale Prospectus.

(w)                               Investment Company Act.  Neither the Company nor any of its subsidiaries is nor, after giving effect to the offering and sale of the Offered Shares and the application of the proceeds thereof, as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, will be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(x)                                 Taxes.  The Company and its subsidiaries have paid all material federal, state, local and foreign taxes and filed all material tax returns required to be paid or filed (or have received extensions as permitted by law) through the date hereof; and except as otherwise disclosed in the Time of Sale Prospectus and the Prospectus, there is no material tax deficiency that has been, or would reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets.

(y)                                 Licenses and Permits.  Except as set forth in the Time of Sale Prospectus and the Prospectus, the Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course. Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, as applicable, the Company and its subsidiaries (i) are, and at all times have been, in material compliance with all statutes, rules and regulations applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, storage, import, export or disposal of any product manufactured or distributed by the Company or its subsidiaries (“Applicable Laws”); and (ii) have not received any U.S. Food and Drug Administration (“FDA”) Form 483, written notice of adverse finding, warning letter, untitled letter or other correspondence or written notice from any court or arbitrator or governmental or regulatory authority alleging or asserting non-compliance with (x) any Applicable Laws or (y) any licenses, exemptions, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws. Except as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company has not granted rights to develop, manufacture, produce, assemble, distribute, license, market or sell its products to any other person, and the Company is not bound by any agreement that affects the Company’s exclusive right to develop, manufacture, produce, assemble, distribute, license, market or sell its products, except where the receipt would not, individually or in the aggregate, have a Material Adverse Effect.

(z)                                  Labor Matters.  (i) The Company is not party to or bound by any collective bargaining agreement with any labor organization; (ii) there is no union representation question existing with respect to the employees of the Company, and, to the knowledge of the Company, no union organizing activities are taking place that, could, individually or in the aggregate, have a Material Adverse Effect; (iii) to the

9

knowledge of the Company, , no union organizing or decertification efforts are underway or threatened against the Company; (iv) no labor strike, work stoppage, slowdown or other material labor dispute is pending against the Company, or, to the Company’s knowledge, threatened against the Company; (v) there is no worker’s compensation liability, experience or matter that could be reasonably expected to have a Material Adverse Effect; (vi) to the knowledge of the Company, there is no threatened or pending liability against the Company pursuant to the Worker Adjustment Retraining and Notification Act of 1988, as amended, or any similar state or local law; (vii) there is no employment-related charge, complaint, grievance, investigation, unfair labor practice claim or inquiry of any kind, pending against the Company that could, individually or in the aggregate, have a Material Adverse Effect; (viii) to the knowledge of the Company, no employee or agent of the Company has committed any act or omission giving rise to liability for any violation identified in subsection (vi) and (vii) above, other than such acts or omissions that would not, individually or in the aggregate, have a Material Adverse Effect; and (viii) no term or condition of employment exists through arbitration awards, settlement agreements or side agreement that is contrary to the express terms of any applicable collective bargaining agreement.

(aa)                          Compliance with and Liability under Environmental Laws. Except as described in the Time of Sale Prospectus and the Prospectus, (i) the Company and its subsidiaries (a) are, and at all prior times were,  in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions, judgments, decrees, orders and the common law relating to pollution or the protection of the environment, natural resources or human health or safety, including those relating to the generation, storage, treatment, use, handling, transportation, Release or threat of Release of Hazardous Materials (collectively, “Environmental Laws”), (b) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, (c) have not received notice of any actual or potential liability under or relating to, or actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any Release or threat of Release of Hazardous Materials, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, (d) are not conducting or paying for, in whole or in part, any investigation, remediation or other corrective action pursuant to any Environmental Law at any location, and (e) are not a party to any order, decree or agreement that imposes any obligation or liability under any Environmental Law, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of each of (i) and (ii) above, for any such matter, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (a) there are no proceedings that are pending, or that are known by the Company to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (b) the Company and its subsidiaries are not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws, including the Release or threat of Release of Hazardous Materials, that would reasonably be expected to have a Material Adverse Effect, and (c) none of the Company and its subsidiaries anticipates material capital expenditures relating to any Environmental Laws.

(bb)                          Hazardous Substances.  Except as described in the Time of Sale Prospectus and the Prospectus, there has been no storage, generation, transportation, use, handling, treatment, Release or threat of Release of Hazardous Materials by, relating to or caused by the Company or any of its subsidiaries (or, to the knowledge of the Company and its subsidiaries, any other entity (including any predecessor) for whose acts or omissions the Company or any of its subsidiaries is or could reasonably be expected to be liable) at, on, under or from any property or facility now or previously owned, operated or leased by the Company or any of its subsidiaries, or at, on, under or from any other property or facility, in violation of any Environmental Laws or in a manner or amount or to a location that could reasonably be

10

expected to result in any liability under any Environmental Law, except for any violation or liability which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  “Hazardous Materials” means any material, chemical, substance ,waste, pollutant, contaminant, compound, mixture, or constituent thereof, in any form or amount, including petroleum (including crude oil or any fraction thereof) and petroleum products, natural gas liquids, asbestos and asbestos containing materials, naturally occurring radioactive materials, brine, and drilling mud, regulated or which can give rise to liability under any Environmental Law.  “Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, or migrating in, into or through the environment, or in, into from or through any building or structure.

(cc)                            Compliance with ERISA.  (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Code) would have any liability (each, a “Plan”) has been maintained in all material respects in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code, except for noncompliance that would not reasonably be expected to result in material liability to the Company or its subsidiaries; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, that would reasonably be expected to give rise to any material liability has occurred with respect to any Plan (excluding transactions effected pursuant to a statutory or administrative exemption) that would reasonably be expected to result in a material liability to the Company or its subsidiaries; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, as applicable, has been satisfied (without taking into account any waiver thereof or extension of any amortization period) and is reasonably expected to be satisfied in the future (without taking into account any waiver thereof or extension of any amortization period); (iv) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur that either has resulted, or could reasonably be expected to result, in material liability to the Company or its subsidiaries; (v) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation (the “PBGC”), in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA); and (vi) to the knowledge of the Company, there is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the PBGC or any other governmental agency or any foreign regulatory agency with respect to any Plan that would reasonably be expected to result in material liability to the Company or its subsidiaries. None of the following events has occurred or is reasonably likely to occur: (x) a material increase in the aggregate amount of contributions required to be made to all Plans by the Company or its subsidiaries in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made in the Company and its subsidiaries’ most recently completed fiscal year; or (y) a material increase in the Company and its subsidiaries’ “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) compared to the amount of such obligations in the Company and its subsidiaries’ most recently completed fiscal year.

(dd)                          Disclosure Controls.  The Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions

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regarding required disclosure.  The Company has carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(ee)                            Accounting Controls.  The Company maintains systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and have been designed by, or under the supervision of, the Company’s principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus is prepared in accordance with the Commission’s rules and guidelines applicable thereto.  Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no material weaknesses in the Company’s internal controls.  The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(ff)                              eXtensible Business Reporting Language.  The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(gg)                          Insurance.  The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, reasonable and customary in the Company’s industry; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(hh)                          No Unlawful Payments.  Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any agent, affiliate, director, officer, employee or other person acting on behalf of the Company or any of its subsidiaries has (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws;

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or (iv) made offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(ii)                                Compliance with Anti-Money Laundering Laws.  The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”), in each case, to the extent applicable to the Company and its subsidiaries, and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(jj)                                No Conflicts with Sanctions Laws.  Neither the Company nor any of its subsidiaries  nor, to the knowledge of the Company, any director, officer, employee, agent or affiliate or other person acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council , the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Cuba, Burma (Myanmar), Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past 5 years, neither the Company nor any of its subsidiaries has knowingly engaged in, is not now knowingly engaged in, and will not engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(kk)                          No Restrictions on Subsidiaries.  Except as described in the Time of Sale Prospectus and the Prospectus, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or similar ownership interest, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(ll)                                No Broker’s Fees.  Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Offered Shares.

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(mm)                  No Registration Rights.  No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Securities.

(nn)                          Certificates.  Each certificate signed by any officer of the Company or any of its subsidiaries, delivered to the Underwriters shall be deemed a representation and warranty by the Company or any such subsidiary (and not individually by such officer) to the Underwriters with respect to the matters covered thereby.

(oo)                          No Stabilization.  Without giving effect to activities of the Underwriters, the Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(pp)                          Margin Rules.  Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(qq)                          Forward-Looking Statements.  No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(rr)                            Statistical and Market Data.  Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement, the Time of Sale Prospectus and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(ss)                              Sarbanes-Oxley Act.  There is and has been no failure on the part of the Company, its subsidiaries or any of the Company’s or its subsidiaries’ directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(tt)                                Status under the Securities Act.  At the time of filing the Registration Statement, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act.  The Company has paid the registration fee for this offering pursuant to Rule 456(b)(1) under the Securities Act or will pay such fees within the time period required by such rule (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(uu)                          Regulatory Compliance.  The clinical and pre-clinical trials conducted by or, to the knowledge of the Company after due inquiry, on behalf of or sponsored by the Company or its subsidiaries, or in which the Company or its subsidiaries have participated, that are described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, or the results of which are referred to in the Registration Statement, the Time of Sale Prospectus and the Prospectus, as applicable, were, and if still pending are, being conducted in all material respects in accordance with standard medical and scientific research standards and procedures for products or product candidates comparable to those being developed by the Company and all applicable statutes and all applicable rules and regulations of the FDA (and all related applicable laws, statutes, ordinances, rules or regulations (including, without limitation, the

14

Federal Food, Drug and Cosmetic Act, as amended, and the Biological Products provisions of the Public Health Act, as amended)) and comparable regulatory agencies outside of the United States to which they are subject (collectively, the “Regulatory Authorities”) and current Good Clinical Practices and Good Laboratory Practices; the descriptions in the Registration Statement, the Time of Sale Prospectus and the Prospectus of the results of such studies and tests are accurate and complete descriptions in all material respects and fairly present the data derived therefrom; the Company has no knowledge of any other trials not described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the results of which are inconsistent with or call into question the results described or referred to in the Registration Statement, the Time of Sale Prospectus and the Prospectus; the Company and its subsidiaries have operated at all times and are currently in compliance in all material respects with all applicable statutes, rules and regulations of the Regulatory Authorities; neither the Company nor any of its subsidiaries have received any written notices, correspondence or other communications from the Regulatory Authorities or any other governmental agency requiring or threatening the termination, material modification or suspension of any clinical or pre-clinical trials that are described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or the results of which are referred to in the Registration Statement, the Time of Sale Prospectus and the Prospectus, other than ordinary course communications with respect to modifications in connection with the design and implementation of such trials, and, to the Company’s best knowledge, there are no reasonable grounds for the same.

(vv)                          Regulatory Proceedings. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no rulemaking or similar proceedings before any Regulatory Authorities which affects or involves, or will affect or involve, the Company or any of its subsidiaries or any of the processes or products which the Registration Statement, the Time of Sale Prospectus and the Prospectus discloses the Company or any of its subsidiaries has developed, is developing or proposes to develop or uses or proposes to use which, if the subject of an action unfavorable to the Company, would be expected to result in a Material Adverse Effect. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, neither the Company or any of its subsidiaries has either voluntarily or involuntarily, initiated, conducted or issued, or caused to be initiated, conducted or issued, any recall, market withdrawal or replacement, or other action relating to an alleged lack of safety or efficacy of any product or product candidate, except for such actions that would not, individually or in the aggregate, have a Material Adverse Effect.

(ww)                      Regulatory Filings.  The Company has not failed to file with the Regulatory Authorities any required material filing, declaration, listing, registration, report or submission with respect to the Company’s product candidates that are described or referred to in the Registration Statement, the Time of Sale Prospectus and the Prospectus; all such filings, declarations, listings, registrations, reports or submissions were in material compliance with applicable laws when filed; and no deficiencies regarding compliance with applicable law have been asserted by any applicable regulatory authority with respect to any such filings, declarations, listings, registrations, reports or submissions.

Section 2.                                          Purchase, Sale and Delivery of the Offered Shares.

(a)                                 The Firm Shares.  Upon the terms herein set forth, the Company agrees to issue and sell to the several Underwriters an aggregate of 3,150,000 Firm Shares.  On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company the respective number of Firm Shares set forth opposite their names on Schedule A.  The purchase price per Firm Share to be paid by the several Underwriters to the Company shall be $60.24375 per share.

(b)                                 The First Closing Date.  Delivery of book-entry positions for the Firm Shares to be purchased by the Underwriters and payment therefor shall be made at the offices of Jones Day (or such

15

other place as may be agreed to by the Company and the Representatives) at 9:00 a.m. New York City time, on August 5, 2015, or such other time and date not later than 1:30 p.m. New York City time, on August 19, 2015 as the Representatives shall designate by notice to the Company (the time and date of such closing are called the “First Closing Date”).  The Company hereby acknowledges that circumstances under which the Representatives may provide notice to postpone the First Closing Date as originally scheduled include, but are not limited to, any determination by the Company or the Representatives to recirculate to the public copies of an amended or supplemented Prospectus or a delay as contemplated by the provisions of Section 11.

(c)                                  The Optional Shares; Option Closing Date.  In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of 472,500 Optional Shares from the Company at the purchase price per share to be paid by the Underwriters for the Firm Shares, less an amount per share equal to any dividend or distribution declared by the Company and payable on the Firm Shares but not payable on Optional Shares.  The option granted hereunder may be exercised at any time and from time to time in whole or in part upon written notice by the Representatives to the Company, which notice may be given at any time within 30 days from the date of this Agreement.  Such notice shall set forth (i) the aggregate number of Optional Shares as to which the Underwriters are exercising the option and (ii) the time, date and place at which book-entry positions for the Optional Share will be delivered (which time and date may be simultaneous with, but not earlier than, the First Closing Date; and in the event that such time and date are simultaneous with the First Closing Date, the term “First Closing Date” shall refer to the time and date of delivery of book-entry positions for the Firm Shares and such Optional Shares).  Any such time and date of delivery, if subsequent to the First Closing Date, is called an “Option Closing Date,” shall be determined by the Representatives and shall not be earlier than three or later than five full business days after delivery of such notice of exercise.  If any Optional Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Optional Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Optional Shares to be purchased as the number of Firm Shares set forth on Schedule A opposite the name of such Underwriter bears to the total number of Firm Shares.  The Representatives may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company.

(d)                                 Public Offering of the Offered Shares.  The Representatives hereby advise the Company that the Underwriters intend to offer for sale to the public, initially on the terms set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, their respective portions of the Offered Shares as soon after this Agreement has been executed as the Representatives, in their sole judgment, have determined is advisable and practicable.

(e)                                  Payment for the Offered Shares. (i) Payment for the Offered Shares shall be made at the First Closing Date (and, if applicable, at each Option Closing Date) by wire transfer of immediately available funds to the order of the Company.

(ii)                                  It is understood that the Representatives have been authorized, for their own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Shares and any Optional Shares the Underwriters have agreed to purchase.  Each of Jefferies and Barclays, individually and not as the Representatives of the Underwriters, may (but shall not be obligated to) make payment for any Offered Shares to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the First Closing Date or the applicable Option Closing Date, as the case

16

may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

(f)                                   Delivery of the Offered Shares.  The Company shall deliver, or cause to be delivered to the Representatives for the accounts of the several Underwriters book-entry positions for the Firm Shares to be sold by them at the First Closing Date, against release of a wire transfer of immediately available funds for the amount of the purchase price therefor.  The Company shall also deliver, or cause to be delivered to the Representatives for the accounts of the several Underwriters, book-entry positions for the Optional Shares the Underwriters have agreed to purchase at the First Closing Date or the applicable Option Closing Date, as the case may be, against the release of a wire transfer of immediately available funds for the amount of the purchase price therefor.  The book-entry positions for the Offered Shares shall be registered in such names and denominations as the Representatives shall have requested at least two full business days prior to the First Closing Date (or the applicable Option Closing Date, as the case may be) and shall be made available for inspection on the business day preceding the First Closing Date (or the applicable Option Closing Date, as the case may be) at a location in New York City as the Representatives may designate.  Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

Section 3.                                          Additional Covenants of the Company.

The Company further covenants and agrees with each Underwriter as follows:

(a)                                 Commission Filing Fees.  The Company agrees to pay the required Commission filing fees relating to the Offered Shares within the time required by Rule 456(b)(1) under the Securities Act without regard to the proviso therein and otherwise in accordance with the Rules 456(b) and 457(r) under the Securities Act.

(b)                                 Delivery of Registration Statement, Time of Sale Prospectus and Prospectus.  The Company shall furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period when a prospectus relating to the Offered Shares is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with sales of the Offered Shares, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(c)                                  Representatives’ Review of Proposed Amendments and Supplements.  During the period when a prospectus relating to the Offered Shares is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), the Company (i) will furnish to the Representatives for review, a reasonable period of time prior to the proposed time of filing of any proposed amendment or supplement to the Registration Statement, a copy of each such amendment or supplement and (ii) will not amend or supplement the Registration Statement (including any amendment or supplement through incorporation of any report filed under the Exchange Act) without the Representatives’ prior written consent, which shall not be unreasonably withheld, conditioned or delayed.  Prior to amending or supplementing any preliminary prospectus, the Time of Sale Prospectus or the Prospectus (including any amendment or supplement through incorporation of any report filed under the Exchange Act), the Company shall furnish to the Representatives for review, a reasonable amount of time prior to the time of filing or use of the proposed amendment or supplement, a copy of each such proposed amendment or supplement.  The Company shall not file or use any such proposed amendment or supplement without the Representatives’ prior written consent, which shall not be unreasonably withheld, conditioned or delayed.  The Company shall file with the Commission within the

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applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(d)                                 Free Writing Prospectuses.  The Company shall furnish to the Representatives for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each proposed free writing prospectus or any amendment or supplement thereto prepared by or on behalf of, used by, or referred to by the Company, and the Company shall not file, use or refer to any proposed free writing prospectus or any amendment or supplement thereto without the Representatives’ prior written consent, which shall not be unreasonably withheld, conditioned or delayed.  The Company shall furnish to each Underwriter, without charge, as many copies of any free writing prospectus prepared by or on behalf of, used by or referred to by the Company as such Underwriter may reasonably request.  If at any time when a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with sales of the Offered Shares (but in any event if at any time through and including the First Closing Date) there occurred or occurs an event or development as a result of which any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such time, not misleading, the Company shall promptly amend or supplement such free writing prospectus to eliminate or correct such conflict so that the statements in such free writing prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such time, not misleading, as the case may be; provided, however, that prior to amending or supplementing any such free writing prospectus, the Company shall furnish to the Representatives for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of such proposed amended or supplemented free writing prospectus, and the Company shall not file, use or refer to any such amended or supplemented free writing prospectus without the Representatives’ prior written consent, which shall not be unreasonably withheld, conditioned or delayed.

(e)                                  Filing of Underwriter Free Writing Prospectuses.  The Company shall not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that such Underwriter otherwise would not have been required to file thereunder.

(f)                                   Amendments and Supplements to Time of Sale Prospectus.  If the Time of Sale Prospectus is being used to solicit offers to buy the Offered Shares at a time when the Prospectus is not yet available to prospective purchasers, and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus so that the Time of Sale Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when delivered to a prospective purchaser, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, the Company shall (subject to Section 3(c) and Section 3(d) hereof) promptly prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when delivered to a prospective purchaser, not misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the information contained in the

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Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(g)                                 Certain Notifications and Required Actions.  After the date of this Agreement, the Company shall promptly advise the Representatives in writing (which may be by email) of: (i) the receipt of any comments of, or requests for additional or supplemental information from, the Commission in relation to the Registration Statement, the Time of Sale Prospectus or the Prospectus; (ii) the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus or the Prospectus; (iii) the time and date that any post-effective amendment to the Registration Statement becomes effective; and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any amendment or supplement to any preliminary prospectus, the Time of Sale Prospectus or the Prospectus or of any order preventing or suspending the use of any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Shares from any securities exchange upon which they are listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes.  If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order as soon as reasonably possible.  Additionally, the Company agrees that it shall comply with all applicable provisions of Rule 424(b), Rule 433 and Rule 430B under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b) or Rule 433 were received in a timely manner by the Commission.  If, after the date of this Agreement and during any time when a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), the Company receives notice pursuant to Rule 401(g)(2) under the Securities Act from the Commission or otherwise ceases to be eligible to use the automatic shelf registration form, the Company shall promptly advise the Representative in writing of such notice or ineligibility and will (i) promptly filed a new registration statement or post-effective amendment on the proper form relating to the Offered Shares, (ii) use its reasonable best efforts to cause such registration statement or post-effective amendment to be declared effective by the Commission as soon as practicable and (iii) promptly notify the Representatives in writing of such effectiveness.

(h)                                 Amendments and Supplements to the Prospectus and Other Securities Act Matters.  If any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus so that the Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) to a purchaser, not misleading, or if in the opinion of the Representatives or counsel for the Underwriters it is otherwise necessary to amend or supplement the Prospectus to comply with applicable law, the Company agrees (subject to Section 3(c) and Section 3(d)) hereof to promptly prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) to a purchaser, not misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.  Neither the Representatives’ consent to, nor delivery of, any such amendment or supplement shall constitute a waiver of any of the Company’s obligations under Section 3(c) or Section 3(d).

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(i)                                    Blue Sky Compliance.  The Company shall cooperate with the Representatives and counsel for the Underwriters to qualify or register the Offered Shares for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial securities laws (or other foreign laws) of those jurisdictions designated by the Representatives, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Offered Shares.  The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified.  The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Offered Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(j)                                    Use of Proceeds.  The Company shall apply the net proceeds from the sale of the Offered Shares sold by it in the manner described under the caption “Use of Proceeds” in the Time of Sale Prospectus.

(k)                                 Transfer Agent.  The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Shares.

(l)                                    Earnings Statement.  The Company will make generally available to its security holders and to the Representatives as soon as practicable an earnings statement (which need not be audited) covering a period of at least twelve months beginning with the first fiscal quarter of the Company commencing after the date of this Agreement that will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder.

(m)                             Continued Compliance with Securities Laws.  The Company will comply with the Securities Act and the Exchange Act so as to permit the completion of the distribution of the Offered Shares as contemplated by this Agreement, the Registration Statement, the Time of Sale Prospectus and the Prospectus.  Without limiting the generality of the foregoing, the Company will, during the period when a prospectus relating to the Offered Shares is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), file on a timely basis with the Commission and NASDAQ all reports and documents required to be filed under the Exchange Act.

(n)                                 Listing.  The Company will use its best efforts to list, subject to notice of issuance, the Offered Shares on NASDAQ.

(o)                                 Company to Provide Copy of the Prospectus in Form That May be Downloaded from the Internet.  If requested by the Representatives, the Company shall cause to be prepared and delivered, at its expense, within one business day from the effective date of this Agreement, to the Representatives an “electronic Prospectus” to be used by the Underwriters in connection with the offering and sale of the Offered Shares.  As used herein, the term “electronic Prospectus” means a form of Time of Sale Prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to the Representatives, that may be transmitted electronically by the Representatives and the other Underwriters to offerees and purchasers of the Offered Shares; (ii) it shall disclose the same information as the paper Time of Sale Prospectus, except to the extent that graphic and image material cannot be disseminated electronically, in which case such graphic and image material shall be replaced in the electronic Prospectus with a fair and accurate narrative description or tabular representation of such material, as appropriate; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to Jefferies, that will allow investors to store and have

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continuously ready access to the Time of Sale Prospectus at any future time, without charge to investors (other than any fee charged for subscription to the Internet as a whole and for on-line time).  The Company hereby confirms that it has included or will include in the Prospectus filed pursuant to EDGAR or otherwise with the Commission and in the Registration Statement at the time it was declared effective an undertaking that, upon receipt of a request by an investor or his or her representative, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of the Time of Sale Prospectus.

(p)           Agreement Not to Offer or Sell Additional Shares.   During the period commencing on and including the date hereof and continuing through and including the 60th day following the date of the Prospectus (such period, as extended as described below, being referred to herein as the “Lock-up Period”), the Company will not, without the prior written consent of Jefferies (which consent may be withheld in its sole discretion), directly or indirectly:  (i) sell, offer to sell, contract to sell or lend any Shares or Related Securities (as defined below); (ii) effect any short sale, or establish or increase any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act) or liquidate or decrease any “call equivalent position” (as defined in Rule 16a 1(b) under the Exchange Act) of any Shares or Related Securities; (iii) pledge, hypothecate or grant any security interest in any Shares or Related Securities; (iv) in any other way transfer or dispose of any Shares or Related Securities; (v) enter into any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of any Shares or Related Securities, regardless of whether any such transaction is to be settled in securities, in cash or otherwise; (vi) announce the offering of any Shares or Related Securities; (vii) file any registration statement under the Securities Act in respect of any Shares or Related Securities (other than as contemplated by this Agreement with respect to the Offered Shares); or (viii) publicly announce the intention to do any of the foregoing; provided, however, that the Company may (A) effect the transactions contemplated hereby, (B) issue Shares or options to purchase Shares, or issue Shares upon exercise of options, pursuant to any stock option, stock bonus or other stock plan or arrangement described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (C) permit or allow the vesting of or removal or lapse of restrictions on restricted stock or other awards under existing employee benefits plans or agreements in accordance with the terms of such plans or agreements, (D) file any registration statement on Form S-8 or a successor form thereto in respect of securities offered pursuant to the terms of existing employee benefits, (E) issue options, restricted stock units or other awards to newly hired employees, provided such awards do not vest or are not exercisable during such 60-day period, and (F)  settle in Shares the conversion of the Company’s 2.5% convertible senior notes due February 15, 2019 pursuant to the terms thereof. For the avoidance of doubt, the execution by the Company of any agreement during this 60-day period described in this Section 3(p) that obligates the Company to transfer ownership of any Common Stock or other securities of the Company shall not be deemed to be a breach of this Section 3(p) if the terms of such agreement provide that such transfer is effective following (and not during) the 60-day period described in this Section 3(p). For purposes of the foregoing, “Related Securities” shall mean any options or warrants or other rights to acquire Shares or any securities exchangeable or exercisable for or convertible into Shares, or to acquire other securities or rights ultimately exchangeable or exercisable for, or convertible into, Shares (and for clarity, excludes any debt securities not convertible or exchangeable for or into Shares).

(q)           Future Reports to the Representatives.  During the period of three years hereafter, the Company will furnish to the Representatives, c/o Jefferies, at 520 Madison Avenue, New York, New York 10022, Attention: Global Head of Syndicate: (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders’ equity and cash flows for the year then ended and the opinion thereon of the Company’s independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission or any securities exchange; and (iii) as soon as available, copies of any report or

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communication of the Company furnished or made available generally to holders of its capital stock; provided, however, that the requirements of this Section 3(q) shall be satisfied to the extent that such reports, statement, communications, financial statements or other documents are available on EDGAR.

(r)           Investment Limitation.  The Company shall not invest or otherwise use the proceeds received by the Company from its sale of the Offered Shares in such a manner as would require the Company or any of its subsidiaries to register as an investment company under the Investment Company Act.

(s)            No Stabilization or Manipulation; Compliance with Regulation M.  The Company will not take, and will ensure that no affiliate of the Company will take, directly or indirectly, any action designed to or that might cause or result in stabilization or manipulation of the price of the Shares or any reference security with respect to the Shares, whether to facilitate the sale or resale of the Offered Shares or otherwise, and the Company will, and shall cause each of its affiliates to, comply with all applicable provisions of Regulation M.

(t)            Enforce Lock-Up Agreements.  During the Lock-up Period, the Company will enforce all agreements between the Company and any of its security holders that restrict or prohibit, expressly or in operation, the offer, sale or transfer of Shares or Related Securities or any of the other actions restricted or prohibited under the terms of the form of Lock-up Agreement.  In addition, the Company will direct the transfer agent to place stop transfer restrictions upon any such securities of the Company that are bound by such “lock-up” agreements for the duration of the periods contemplated in such agreements, including, without limitation, “lock-up” agreements entered into by the Company’s officers and directors pursuant to Section 6(j) hereof.

(u)           Company to Provide Interim Financial Statements.  Prior to the First Closing Date and each applicable Option Closing Date, the Company will furnish the Underwriters, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement and the Prospectus.

(v)           Announcement Regarding Lock-ups.  The Company agrees to announce the Underwriters’ intention to release any director or “officer” (within the meaning of Rule 16a-1(f) under the Exchange Act) of the Company from any of the restrictions imposed by any Lock-Up Agreement, by issuing, through a major news service, a press release in form and substance satisfactory to the Representatives promptly following the Company’s receipt of any notification from the Representatives in which such intention is indicated, but in any case not later than the close of the third business day prior to the date on which such release or waiver is to become effective; provided, however, that nothing shall prevent the Representatives, on behalf of the Underwriters, from announcing the same through a major news service, irrespective of whether the Company has made the required announcement; and provided, further, that no such announcement shall be made of any release or waiver granted solely to permit a transfer of securities that is not for consideration and where the transferee has agreed in writing to be bound by the terms of a Lock-Up Agreement in the form set forth as Exhibit E hereto (the “Lock-up Agreement”).

The Representatives, on behalf of the several Underwriters, may, in their sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

Section 4.              Payment of Expenses.  The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with

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the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Offered Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Shares, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Offered Shares to the Underwriters, (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), the Time of Sale Prospectus, the Prospectus, each free writing prospectus prepared by or on behalf of, used by, or referred to by the Company, and each preliminary prospectus, and all amendments and supplements thereto, and this Agreement, (vi) all filing fees, attorneys’ fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Offered Shares for offer and sale under the state securities or blue sky laws or the provincial securities laws of Canada, and, if requested by the Representatives, preparing and printing a “Blue Sky Survey” or memorandum and a “Canadian wrapper”, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, in an amount not to exceed $10,000, (vii) the costs, fees and expenses incurred by the Underwriters in connection with determining their compliance with the rules and regulations of FINRA related to the Underwriters’ participation in the offering and distribution of the Offered Shares, including any related filing fees and the legal fees of, and disbursements by, counsel to the Underwriters, in an amount not to exceed $15,000, (viii) the costs and expenses of the Company relating to investor presentations on any Road Show, including, without limitation, expenses associated with the preparation or dissemination of any electronic Road Show, expenses associated with the production of Road Show slides and graphics, fees and expenses of any consultants engaged in connection with the Road Show presentations with the prior approval of the Company, travel and lodging expenses of the representatives, employees and officers of the Company and any such consultants, and fifty percent of the cost of any aircraft chartered in connection with the Road Show, (ix) the fees and expenses associated with listing the Offered Shares on the NASDAQ, and (x) all other fees, costs and expenses of the nature referred to in Item 14 of Part II of the Registration Statement. Except as provided in this Section 4 or in Section 7, Section 9 or Section 10 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

Section 5.              Covenant of the Underwriters.  Each Underwriter severally and not jointly covenants with the Company not to take any action that would result in the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not, but for such actions, be required to be filed by the Company under Rule 433(d).

Section 6.              Conditions of the Obligations of the Underwriters.  The respective obligations of the several Underwriters hereunder to purchase and pay for the Offered Shares as provided herein on the First Closing Date and, with respect to the Optional Shares, each Option Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof and as of the First Closing Date as though then made and, with respect to the Optional Shares, as of each Option Closing Date as though then made, to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

(a)           Comfort Letters.

(i)            On the date hereof, the Representatives shall have received from PricewaterhouseCoopers LLP, independent registered public accountants for the Company, a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the

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Representatives, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus, and each free writing prospectus, if any.

(ii)           On the date hereof, the Representatives shall have received from PricewaterhouseCoopers LLP, independent registered public accountants for CBR, a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus, and each free writing prospectus, if any.

(iii)          On the date hereof, the Representatives shall have received from BDO USA LLP, independent registered public accountants for Lumara, a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus, and each free writing prospectus, if any.

(b)           Compliance with Registration Requirements; No Stop Order; No Objection from FINRA.

(i)            The Company shall have filed the Prospectus with the Commission (including the information previously omitted from the Registration Statement pursuant to Rule 430B under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information previously omitted from the Registration Statement pursuant to such Rule 430B, and such post-effective amendment shall have become effective.

(ii)           No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment to the Registration Statement shall be in effect, and no proceedings for such purpose shall have been instituted or threatened by the Commission.

(iii)          If a filing has been made with FINRA, FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(c)           No Material Adverse Change or Ratings Agency Change.  For the period from and after the date of this Agreement and through and including the First Closing Date and, with respect to any Optional Shares purchased after the First Closing Date, each Option Closing Date:

(i)            in the judgment of the Representatives there shall not have occurred any Material Adverse Change; and

(ii)           there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the

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Company or any of its subsidiaries by any “nationally recognized statistical rating organization” as that term is used in Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act.

(d)           Opinion and Negative Assurance Letter of Counsel for the Company.  On each of the First Closing Date and each Option Closing Date, the Representatives shall have received (i) the opinion of Goodwin Procter LLP, counsel for the Company, dated as of such date, in the form attached hereto as Exhibit A and to such further effect as the Representatives shall reasonably request, and (ii) the negative assurance letter of Goodwin Procter LLP, counsel for the Company, dated as of such date, in the form attached hereto as Exhibit B and to such further effect as the Representatives shall reasonably request.

(e)           Opinion of IP Counsel for the Company.  On each of the First Closing Date and each Option Closing Date, the Representatives shall have received the opinion of Goodwin Procter LLP, special IP counsel for the Company, dated as of such date, in the form attached hereto as Exhibit C and to such further effect as the Representatives shall reasonably request.

(f)            Opinion of Regulatory Counsel for the Company.  On each of the First Closing Date and each Option Closing Date, the Representatives shall have received the opinion of Hogan Lovells US LLP, special regulatory counsel for the Company, dated as of such date, in the form attached hereto as Exhibit D and to such further effect as the Representatives shall reasonably request.

(g)           Opinion of Counsel for the Underwriters.  On each of the First Closing Date and each Option Closing Date, the Representatives shall have received the opinion of Jones Day, counsel for the Underwriters in connection with the offer and sale of the Offered Shares, in form and substance satisfactory to the Underwriters, dated as of such date.

(h)           Officers’ Certificate.  On each of the First Closing Date and each Option Closing Date, the Representatives shall have received a certificate executed by the Chief Executive Officer or President of the Company and the Chief Financial Officer of the Company, dated as of such date, to the effect set forth in Section 6(b)(ii) and further to the effect that:

(i)            for the period from and including the date of this Agreement through and including such date, there has not occurred any Material Adverse Change;

(ii)           the representations, warranties and covenants of the Company set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of such date; and

(iii)          the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such date.

(i)            Bring-down Comfort Letters.

(i)            On each of the First Closing Date and each Option Closing Date, the Representatives shall have received from PricewaterhouseCoopers LLP, independent registered public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Representatives, which letter shall:  (i) reaffirm the statements made in the letter furnished by them pursuant to Section 6(a)(i), except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the First Closing Date or the applicable Option Closing Date, as the case may be; and (ii) cover certain financial information contained in the Prospectus.

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(ii)           On each of the First Closing Date and each Option Closing Date, the Representatives shall have received from PricewaterhouseCoopers LLP, independent registered public accountants for CBR, a letter dated such date, in form and substance satisfactory to the Representatives, which letter shall:  (i) reaffirm the statements made in the letter furnished by them pursuant to Section 6(a)(ii), except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the First Closing Date or the applicable Option Closing Date, as the case may be; and (ii) cover certain financial information contained in the Prospectus.

(iii)          On each of the First Closing Date and each Option Closing Date, the Representatives shall have received from BDO USA LLP, independent registered public accountants for Lumara, a letter dated such date, in form and substance satisfactory to the Representatives, which letter shall:  (i) reaffirm the statements made in the letter furnished by them pursuant to Section 6(a)(iii), except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the First Closing Date or the applicable Option Closing Date, as the case may be; and (ii) cover certain financial information contained in the Prospectus.

(j)            Lock-Up Agreements.  On or prior to the date hereof, the Company shall have furnished to the Representatives an agreement in the form of Exhibit hereto from each of the persons listed on Exhibit F hereto, and each such agreement shall be in full force and effect on each of the First Closing Date and each Option Closing Date.

(k)           Rule 462(b) Registration Statement.  In the event that a Rule 462(b) Registration Statement is filed in connection with the offering contemplated by this Agreement, such Rule 462(b) Registration Statement shall have been filed with the Commission on the date of this Agreement and shall have become effective automatically upon such filing.

(l)            Additional Documents.  On or before each of the First Closing Date and each Option Closing Date, the Representatives and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably request for the purposes of enabling them to pass upon the issuance and sale of the Offered Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Offered Shares as contemplated herein and in connection with the other transactions contemplated by this Agreement shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

If any condition specified in this Section 6 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice from Jefferies to the Company at any time on or prior to the First Closing Date and, with respect to the Optional Shares, at any time on or prior to the applicable Option Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 7, Section 9 and Section 10 shall at all times be effective and shall survive such termination.

Section 7.              Reimbursement of Underwriters’ Expenses.  If this Agreement is terminated by the Representatives pursuant to Section 6, Section 11 or Section 12, or if the sale to the Underwriters of the Offered Shares on the First Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representatives and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand

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for all documented out-of-pocket expenses that shall have been reasonably incurred by the Representatives and the Underwriters in connection with the proposed purchase and the offering and sale of the Offered Shares, including, but not limited to, fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

Section 8.              Effectiveness of this Agreement.  This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

Section 9.              Indemnification.

(a)           Indemnification of the Underwriters.  The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors, officers, employees and agents, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such affiliate, director, officer, employee, agent or controlling person may become subject, under the Securities Act, the Exchange Act, other federal or state statutory law or regulation, or the laws or regulations of foreign jurisdictions where Offered Shares have been offered or sold or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Offered Shares, including any roadshow or investor presentations made to investors by the Company (whether in person or electronically) (“Marketing Material”) or the Prospectus (or any amendment or supplement to the foregoing), or the omission or alleged omission to state therein a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading; or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i) or (ii) above; and to reimburse each Underwriter and each such affiliate, director, officer, employee, agent and controlling person for any and all expenses (including the fees and disbursements of counsel) as such expenses are incurred by such Underwriter or such affiliate, director, officer, employee, agent or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company by the Representatives in writing expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any such free writing prospectus, any Marketing Material or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information consists of the information described in Section 9(b) below.  The indemnity agreement set forth in this Section 9(a) shall be in addition to any liabilities that the Company may otherwise have.

(b)           Indemnification of the Company, its Directors and Officers.  Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within

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the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433 of the Securities Act or the Prospectus (or any such amendment or supplement) or the omission or alleged omission to state therein a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, such preliminary prospectus, the Time of Sale Prospectus, such free writing prospectus or the Prospectus (or any such amendment or supplement), in reliance upon and in conformity with information relating to such Underwriter furnished to the Company by the Representatives in writing expressly for use therein; and to reimburse the Company, or any such director, officer or controlling person for any and all expenses (including the fees and disbursements of counsel) as such expenses are incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action.  The Company hereby acknowledges that the only information that the Representatives have furnished to the Company expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act or the Prospectus (or any amendment or supplement to the foregoing) are the statements set forth in the first sentence of the third paragraph, the first sentence of the fifth paragraph and the first sentence of the twelfth paragraph each under the caption “Underwriting” in the Preliminary Prospectus Supplement and the Final Prospectus Supplement. The indemnity agreement set forth in this Section 9(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

(c)           Notifications and Other Indemnification Procedures.  Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party to the extent the indemnifying party is not materially prejudiced as a proximate result of such failure and shall not in any event relieve the indemnifying party from any liability that it may have otherwise than on account of this indemnity agreement.  In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such

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indemnified party or parties.  Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel (together with local counsel), representing the indemnified parties who are parties to such action), which counsel (together with any local counsel) for the indemnified parties shall be selected by the Representatives (in the case of counsel for the indemnified parties referred to in Section 9(a) above) or by the Company (in the case of counsel for the indemnified parties referred to in Section 9(b) above)) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party and shall be paid as they are incurred.

(d)           Settlements.  The indemnifying party under this Section 9 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 9(c) hereof, the indemnifying party shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

Section 10.            Contribution.  If the indemnification provided for in Section 9 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Offered Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Offered Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total proceeds from the offering of the Offered Shares pursuant to this Agreement (before deducting expenses) received by the Company, and the total underwriting discounts and commissions received by the Underwriters, in

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each case as set forth on the front cover page of the Prospectus, bear to the aggregate initial public offering price of the Offered Shares as set forth on such cover.  The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 9(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.  The provisions set forth in Section 9(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 10; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 9(c) for purposes of indemnification.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 10.

Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions received by such Underwriter in connection with the Offered Shares underwritten by it and distributed to the public.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute pursuant to this Section 10 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their respective names on Schedule A.  For purposes of this Section 10, each affiliate, director, officer, employee and agent of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

Section 11.            Default of One or More of the Several Underwriters.  If, on the First Closing Date or any Option Closing Date any one or more of the several Underwriters shall fail or refuse to purchase Offered Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Offered Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Offered Shares to be purchased on such date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Offered Shares by other persons, including any of the Underwriters, but if no such arrangements are made by such date, the other Underwriters shall be obligated, severally and not jointly, in the proportions that the number of Firm Shares set forth opposite their respective names on Schedule A bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase the Offered Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the First Closing Date or any Option Closing Date any one or more of the Underwriters shall fail or refuse to purchase Offered Shares and the aggregate number of Offered Shares with respect to which such default occurs exceeds 10% of the aggregate number of Offered Shares to be purchased on such date, and arrangements satisfactory to the Representatives and the

30

Company for the purchase of such Offered Shares are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 4, Section 7, Section 9 and Section 10 shall at all times be effective and shall survive such termination.  In any such case either the Representatives or the Company shall have the right to postpone the First Closing Date or the applicable Option Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 11.  Any action taken under this Section 11 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

Section 12.            Termination of this Agreement.  Prior to the purchase of the Firm Shares by the Underwriters on the First Closing Date, this Agreement may be terminated by Jefferies by notice given to the Company if at any time: (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the NASDAQ, or trading in securities generally on either the NASDAQ or the NYSE shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges; (ii) a general banking moratorium shall have been declared by any of federal, New York and Massachusetts authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of Jefferies is material and adverse and makes it impracticable to market the Offered Shares in the manner and on the terms described in the Time of Sale Prospectus or the Prospectus or to enforce contracts for the sale of securities; (iv) in the judgment of Jefferies there shall have occurred any Material Adverse Change; or (v) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of Jefferies may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured.  Any termination pursuant to this Section 12 shall be without liability on the part of (a) the Company to any Underwriter, except that the Company shall be obligated to reimburse the expenses of the Representatives and the Underwriters pursuant to Section 4 or Section 7 hereof or (b) any Underwriter to the Company; provided, however, that the provisions of Section 9 and Section 10 shall at all times be effective and shall survive such termination.

Section 13.            No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Offered Shares pursuant to this Agreement, including the determination of the public offering price of the Offered Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company , or its stockholders, or its creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

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Section 14.            Representations and Indemnities to Survive Delivery.  The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and, anything herein to the contrary notwithstanding, will survive delivery of and payment for the Offered Shares sold hereunder and any termination of this Agreement.

Section 15.            Notices.  All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Representatives:	Jefferies LLC
520 Madison Avenue
New York, New York 10022
Facsimile: (646) 619-4437
Attention: General Counsel

Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019
Facsimile: (646) 834-8133
Attention: Syndicate Registration

with a copy to:	Jones Day
222 East 41st Street
New York, New York 10017
Attn: Ian Blumenstein

If to the Company:	AMAG Pharmaceuticals, Inc.
1100 Winter Street
Waltham, Massachusetts 02451
Facsimile: 617) 499-3361
Attention: Frank E. Thomas

with a copy to:	Goodwin Procter LLP
Exchange Place, 53 State Street
Boston, Massachusetts 02109
Attn: Ettore Santucci, Esq.

Any party hereto may change the address for receipt of communications by giving written notice to the others pursuant to this Section 15.

Section 16.            Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 11 hereof, and to the benefit of the affiliates, directors, officers, employees, agents and controlling persons referred to in Section 9 and Section 10, and in each case their respective successors, and no other person will have any right or obligation hereunder.  The term “successors” shall not include any purchaser of the Offered Shares as such from any of the Underwriters merely by reason of such purchase.

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Section 17.            Partial Unenforceability.  The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof.  If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 18.            Governing Law Provisions.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state.  Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America located in the Borough of Manhattan in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding.  Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court.  The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

Section 19.            General Provisions.  This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.  This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.  The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 9 and the contribution provisions of Section 10, and is fully informed regarding said provisions.  Each of the parties hereto further acknowledges that the provisions of Section 9 and Section 10 hereof fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, each free writing prospectus and the Prospectus (and any amendments and supplements to the foregoing), as contemplated by the Securities Act and the Exchange Act.

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If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

AMAG PHARMACEUTICALS, INC.

By:	/s/ Frank E. Thomas
Name: Frank E. Thomas
Title: President and Chief Operating Officer

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representatives in New York, New York as of the date first above written.

JEFFERIES LLC
BARCLAYS CAPITAL INC.
Acting individually and as Representatives
of the several Underwriters named in
the attached Schedule A.

JEFFERIES LLC

By:	/s/ Kevin J. Sheridan
Name: Kevin J. Sheridan
Title: Managing Director

BARCLAYS CAPITAL INC.

By:	/s/ Punit Mehta
Name: Punit Mehta
Title: Managing Director

Schedule A

Underwriters	Number of Firm Shares to be Purchased
Jefferies LLC	1,433,250
Barclays Capital Inc.	771,750
Leerink Partners LLC	551,250
Guggenheim Securities, LLC	196,875
Raymond James & Associates, Inc	196,875

Total	3,150,000

Schedule B

Free Writing Prospectuses Included in the Time of Sale Prospectus

None.

Schedule C

Significant Subsidiaries

Name	Jurisdiction of Organization
AMAG Securities Corporation	Massachusetts
Lumara Health Inc.	Delaware

Exhibit A

[Form of Opinion of Company Counsel]

[        ], 2015

Jefferies LLC

520 Madison Avenue

New York, NY 10022

Barclays Capital Inc.

745 Seventh Avenue

New York, NY 10019

Re:  AMAG Pharmaceuticals, Inc.

Ladies and Gentlemen:

We have acted as counsel for AMAG Pharmaceuticals, Inc., a Delaware corporation (the “Company”) in connection with the sale to the Underwriters (as defined below) by the Company of [   ] shares (the “Shares”) of Common Stock, $0.01 par value per share (the “Common Stock”), of the Company.  We are furnishing this opinion letter to you pursuant to Section 6(d) of the Underwriting Agreement, dated as of [    ], 2015 (the “Underwriting Agreement”), among the Company, and the Underwriters listed on Schedule A to the Underwriting Agreement, for whom you are acting as Representatives (the “Underwriters”).

The Company’s automatic shelf registration statement on Form S-3ASR (File No. 333-202252) filed by the Company with the Securities and Exchange Commission (the “Commission”) on February 24, 2015, in the form in which it became effective under the Securities Act of 1933, as amended (the “Securities Act”) upon filing on February 24, 2015, is referred to in this opinion letter as the “Registration Statement.”  The base prospectus included in the Registration Statement, as supplemented by that certain preliminary prospectus supplement filed on [     ], 2015 pursuant to Rule 424(b) under the Securities Act and that certain final prospectus supplement filed on [     ], 2015 pursuant to Rule 424(b) under the Securities Act, is referred to in this opinion letter as the “Prospectus.”

We have reviewed the documents and agreements listed in Exhibit A to this opinion letter (the “Listed Agreements”) and made such investigation of law as we have deemed appropriate to give the opinions set forth below.  We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinions set forth below, on representations made in the Underwriting Agreement, and certificates and other inquiries of officers of the Company.

Our opinion regarding valid existence and good standing in numbered paragraph 1 is based solely on a certificate of the Delaware Secretary of State and, in the case of valid existence, a review of the Company’s amended and restated certificate of incorporation (the “Certificate of

Incorporation”) and an officer’s certificate confirming that the Company has taken no action looking to its dissolution.  We express no opinion as to the tax good standing of the Company in any jurisdiction.

For purposes of our opinion in numbered paragraph 5(c), (i) we have interpreted the terms of the contracts addressed by that opinion as they would be understood in New York and (ii) in so far as such opinion covers the Rights Agreement dated as of September 4, 2009 by and between the Company and American Stock Transfer & Trust Company, LLC as amended by the Amendment to Rights Agreement, dated as of May 10, 2012, Amendment to Rights Agreement, dated as of February 11, 2014, and NOL Amendment to Rights Agreement, dated as of September 26, 2014 (collectively, the “Rights Plan”), it does not address the issues of whether any Underwriter, ultimate purchaser of the Shares or other Person (as defined in the Rights Plan) is or will become, by virtue of the offering or for any other reason, an “Acquiring Person” as defined in the Rights Plan or there has occurred or will occur, by virtue of the offering or for any other reason, a Distribution Date (as defined in the Rights Plan), Shares Acquisition Date (as defined in the Rights Plan) or any event under Section 11 or Section 13 of the Rights Plan.

The opinions set forth below are limited to New York law, the Delaware General Corporation Law and the federal law of the United States.  Without limiting the generality of the foregoing, we express no opinion with respect to (i) state securities or “Blue Sky” laws, or (ii) state or federal antifraud laws.  Based upon the foregoing, and subject to the additional qualifications set forth below, we are of the opinion that:

1.              The Company is validly existing as a corporation and in good standing under Delaware law.

2.              The Company has the corporate power to own its properties and conduct its business as described in each of the Registration Statement and the Prospectus, and to execute and deliver, and to perform its obligations under, the Underwriting Agreement.

3.              The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

4.              The Shares (including the rights to purchase shares of Series A Junior Participating Preferred Stock (the “Rights”), which are attached to all shares of Common Stock) have been duly authorized and, when issued, delivered and paid for in accordance with the Underwriting Agreement, will be validly issued, fully paid and nonassessable.  The issuance and sale of the Shares is not subject to any preemptive right under the Delaware General Corporation Law or the Certificate of Incorporation or the By-laws of the Company, or similar contractual rights under any of the Listed Agreements. The Rights are valid and binding obligations of the Company.

5.              The execution and delivery by the Company of the Underwriting Agreement, the performance by the Company of its obligations thereunder and the issuance of the Shares by the Company do not: (a) require any consent, approval, license or exemption by, order or authorization of, or filing, recording or registration by the Company with any Delaware governmental authority pursuant to the Delaware General Corporation Law or any New York or federal governmental authority, except such as have been made or obtained under the Securities Act, (b) violate the Certificate of Incorporation or the By-laws, the Delaware General Corporation Law or any New York or federal statute, rule or regulation or (c) result in a breach of or constitute a default under, any of the Listed Agreements.

6.              The statements in the Prospectus under the captions “Description of our common stock,” insofar as such statements contain descriptions of laws, rules or regulations, and insofar as they describe the terms of agreements or the Company’s Certificate of Incorporation or By-laws, are correct in all material respects.

7.              The statements in the Prospectus under the caption “Material U.S. federal income tax considerations for non-U.S. holders of our common stock,” insofar as they purport to constitute summaries of matters of U.S. federal income tax law or regulation or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

8.              The Shares to be delivered in accordance with the provisions of the Underwriting Agreement have been approved for listing, subject to notice of issuance, on the NASDAQ Global Select Market.

9.              The Company is not, and after giving effect to the issuance of the Shares, the application of the proceeds as described in the Prospectus, will not be, an “investment company,” as that term is defined in the Investment Company Act of 1940, as amended.

10.       Except as described in the Registration Statement, none of the Listed Agreements grants to any person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act, except for any such rights that have been waived

Our opinions set forth above are subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and to general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith, fair dealing and unconscionability), regardless of whether considered in a proceeding in equity or law.

Our opinion does not address the determination a court of competent jurisdiction may make regarding whether the Company’s board of directors would be required to redeem or terminate, or take other action with respect to, the Rights at some future time based on the facts and circumstances existing at that time and the Company’s board members are assumed to have acted in a manner consistent with their fiduciary duties as required under applicable law in adopting the Rights Plan.  Further, our opinion addresses the Rights and the Rights Plan in their entirety, and it is not settled whether the invalidity of any particular provision of a Rights Plan or of Rights issued thereunder would result in invalidating such Rights in their entirety.

We express no opinion on any provision of any of the Underwriting Agreement or the Shares (1) relating to indemnification, contribution or waivers (including, without limitation, the waiver by any party of the right to trial by jury, and the waiver of stay, extension and other laws) to the extent that such indemnification, contribution or waivers may be held to be unenforceable or in violation of public policy, (2) relating to the choice of forum for resolving disputes or (3) to the extent it violates any applicable statute of limitations.

Our opinion in numbered paragraph 5 does not cover financial covenants or similar provisions in the agreements or instruments addressed by that opinion that require financial calculations or determinations to ascertain compliance.

This opinion letter and the opinions it contains shall be interpreted in accordance with the Legal Opinion Principles issued by the Committee on Legal Opinions of the American Bar Association’s Business Law Section as published in 53 Business Lawyer 831 (May 1998).

This opinion letter is being furnished by us solely for the benefit of the Underwriters as underwriters in connection with the sale of the Shares, and neither it nor the opinions it contains may be relied on for any other purpose or by anyone else.

Very truly yours,

GOODWIN PROCTER LLP

Exhibit A

Listed Agreements

1.              Agreement and Plan of Merger, dated as of September 28, 2014, by and among Lumara Health Inc., the Company, Snowbird, Inc., and Lunar Representative, LLC as the Stockholders’ Representative

2.              Base Indenture, dated as of February 14, 2014, by and between the Company and Wilmington Trust, National Association

3.              First Supplemental Indenture, dated as of February 14, 2014, by and between the Company and Wilmington Trust, National Association

4.              Form of 2.5% Convertible Senior Note due February 15, 2019

5.              Form of Registration Rights and Lock-up Agreement, dated as of November 12, 2014, by and between the Company and stockholders party thereto

6.              Representative Form of Indemnification Agreements entered into between the Company and the Directors of the Company

7.              The Company’s Amended and Restated 2000 Stock Plan

8.              The Company’s Third Amended and Restated 2007 Equity Incentive

9.              Lumara Health Inc. Amended and Restated 2013 Incentive Compensation Plan

10.       Form of Incentive Stock Option Agreements for Company Employees under the Company’s Third Amended and Restated 2007 Equity Incentive Plan and Lumara Health Inc. Amended and Restated 2013 Incentive Compensation Plan

11.       Form of Non-Qualified Stock Option Agreement for Company Employees under the Company’s Third Amended and Restated 2007 Equity Incentive Plan and the Lumara Health Inc. Amended and Restated 2013 Incentive Compensation Plan

12.       Form of Restricted Stock Unit Agreement for Company Employees under the Company’s Third Amended and Restated 2007 Equity Incentive Plan and the Lumara Health Inc. Amended and Restated 2013 Incentive Compensation Plan

13.       Form of Non-Qualified Stock Option Agreement for Non-Employee Directors under the Company’s Third Amended and Restated 2007 Equity Incentive Plan

14.       Form of Restricted Stock Unit Agreement for Non-Employee Directors under the Company’s Third Amended and Restated 2007 Equity Incentive Plan

15.       Form of February 2013 Performance-based Restricted Stock Unit Agreement under the Company’s Second Amended and Restated 2007 Equity Incentive Plan between the Company and the Company’s executive officers

16.       Form of November 2011 Restricted Stock Unit Agreement under the Company’s Second Amended and Restated 2007 Equity Incentive Plan between the Company and the Company’s executive officers

17.       Form of November 2011 Restricted Stock Unit Agreement under the Company’s Second Amended and Restated 2007 Equity Incentive Plan between the Company and each non-executive employee of the Company

18.       Form of Non-Plan Restricted Stock Unit Agreement, by and between the Company and William K. Heiden

19.       Form of Non-Plan Stock Option Agreement, by and between the Company and William K. Heiden

20.       Form of Non-Qualified Stock Option Agreement—Non-Plan Inducement Grant

21.       Form of Restricted Stock Unit Agreement—Non-Plan Inducement Grant

22.       Termination Agreement, dated December 29, 2014, by and between the Company and Takeda Pharmaceutical Company Limited

23.       License, Development and Commercialization Agreement by and between the Company and Takeda Pharmaceutical Company Limited, dated March 31, 2010

24.       Amendment to the License, Development and Commercialization Agreement, dated June 25, 2012, by and between the Company and Takeda Pharmaceutical Company Limited

25.       Supply Agreement, dated February 7, 2014, by and between the Company and Takeda Pharmaceuticals International, GMBH A/S, an affiliate of Takeda Pharmaceutical Company Limited

26.       Lease Agreement, dated as of May 27, 2008, by and between the Company and Mortimer B. Zuckerman and Edward H. Linde, trustees of 92 Hayden Avenue Trust under Declaration of Trust dated August 18, 1983. (This Lease Agreement was assigned in June 2013)

27.       Assignment and Assumption of Lease, dated as of June 10, 2013, by and among the Company, Mortimer B. Zuckerman and Edward H. Linde, Trustees of 92 Hayden Avenue Trust under Declaration of Trust dated August 18, 1983 and Shire Human Genetic Therapies, Inc.

28.       Lease Agreement, dated as of June 10, 2013, by and between the Company and BP BAY COLONY LLC

29.       License Agreement between the Company and Plasmatech Biopharmaceuticals Inc. (formerly Access Pharmaceuticals, Inc.) dated as of June 6, 2013

30.       Commercial Supply Agreement, dated effective as of August 29, 2012, by and between the Company and Sigma-Aldrich, Inc.

31.       Amendment No.1 to Commercial Supply Agreement, dated October 3, 2013, by and between the Company and Sigma-Aldrich, Inc.

32.       Pharmaceutical Manufacturing and Supply Agreement, dated January 8, 2010, by and between the Company and Patheon Manufacturing Services LLC

33.       Amendment No. 1 to Pharmaceutical Manufacturing and Supply Agreement, dated July 5, 2014, by and between the Company and Patheon Manufacturing Services LLC (as assignee from DSM Pharmaceuticals, Inc.)

34.       Development and Supply Agreement, dated as of September 17, 2009, by and between Lumara Health Inc. (as successor in interest to Hologic, Inc.) and Hospira Worldwide, Inc.

35.       First Amendment to Development and Supply Agreement, dated as of March 28, 2014, by and between Lumara Health Inc. and Hospira Worldwide, Inc

36.       Base Call Option Transaction Confirmation, dated as of February 11, 2014, between the Company and JPMorgan Chase Bank, National Association, London Branch

37.       Base Call Option Transaction Confirmation, dated as of February 11, 2014, between the Company and Royal Bank of Canada

38.       Base Call Option Transaction Confirmation, dated as of February 11, 2014, between the Company and Morgan Stanley & Co. International plc

39.       Base Warrants Confirmation, dated as of February 11, 2014, between the Company and JPMorgan Chase Bank, National Association, London Branch

40.       Base Warrants Confirmation, dated as of February 11, 2014, between the Company and Royal Bank of Canada

41.       Base Warrants Confirmation, dated as of February 11, 2014, between the Company and Morgan Stanley & Co. International plc

42.       Additional Call Option Transaction Confirmation, dated as of February 13, 2014, between the Company and JPMorgan Chase Bank, National Association, London Branch

43.       Additional Call Option Transaction Confirmation, dated as of February 13, 2014, between the Company and Royal Bank of Canada

44.       Additional Call Option Transaction Confirmation, dated as of February 13, 2014, between the Company and Morgan Stanley & Co. International plc

45.       Additional Warrants Confirmation, dated as of February 13, 2014, between the Company and JPMorgan Chase Bank, National Association, London Branch

46.       Additional Warrants Confirmation, dated as of February 13, 2014, between the Company and Royal Bank of Canada

47.       Additional Warrants Confirmation, dated as of February 13, 2014, between the Company and Morgan Stanley & Co. International plc

48.       Credit Agreement, dated as of November 12, 2014, by and among the Company, the financial institutions and agents listed therein, and Jefferies Finance LLC

49.       Form of Employment Agreement between the Company and each of its executive officers (other than William Heiden

50.       Employment Agreement dated as of February 7, 2014 between the Company and William Heiden

51.       Rights Agreement dated as of September 4, 2009 by and between the Company and American Stock Transfer & Trust Company, LLC

52.       Amendment to Rights Agreement, dated as of May 10, 2012, by and between the Company and American Stock Transfer & Trust Company, LLC

53.       Amendment to Rights Agreement, dated as of February 11, 2014, by and between the Company and American Stock Transfer & Trust Company, LLC

54.       NOL Amendment to Rights Agreement, dated as of September 26, 2014, by and between the Company and American Stock Transfer & Trust Company, LLC

55.       Amendment to Warrant Transaction, dated as of February 23, 2015, by and between the Company and J.P. Morgan Securities LLC, as agent

56.       Underwriting Agreement, dated as of February 25, 2015, among AMAG Pharmaceuticals, Inc. and J.P. Morgan Securities LLC and Deutsche Bank Securities Inc., as representatives of the underwriters named therein

57.       Letter Agreement, dated March 10, 2015, by and between the Company and Lunar Representative, LLC

58.       First Amendment to Lease Agreement, dated June 10, 2013, by and between the Company and BP BAY COLONY LLC, dated March  24, 2015

59.       First Amendment to Credit Agreement, dated March 31, 2015, by and among the Company, the Lenders named therein, and Jefferies Finance LLC, as administrative agent

60.       Letter Agreement, dated April 10, 2015, by and between the Company and Lunar Representative, LLC

61.       Stock Purchase Agreement, dated as of June 29, 2015, by and among CBR Holdco, LLC, CBR Acquisition Holdings Corp. and the Company

Exhibit B

[Form of Negative Assurance Letter of Company Counsel]

[       ], 2015

Jefferies LLC

520 Madison Avenue

New York, NY 10022

Barclays Capital Inc.

745 Seventh Avenue

New York, NY 10019

Re:  AMAG Pharmaceuticals, Inc.

Ladies and Gentlemen:

Reference is made to the registration under the Securities Act of 1933, as amended (the “Securities Act”) of the offering and sale of [    ] shares of common stock, $0.01 par value per share (the “Common Stock”), of AMAG Pharmaceuticals, Inc. (the “Company”) pursuant to a registration statement on Form S-3 ASR (No. 333-202252), together with all amendments thereto (the “Registration Statement”), all as filed prior to the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act.  We are furnishing this letter to you pursuant to Section [ ] of the Underwriting Agreement, dated as of [   ], 2015 (the “Underwriting Agreement”), among the Company and the several underwriters listed on [Schedule 1] to the Underwriting Agreement, for whom you are acting as Representatives (the “Underwriters”), in connection with the sale to the Underwriters by the Company of [    ] shares of Common Stock (the “Shares”).

The form of prospectus included in the Registration Statement when the Registration Statement became effective (the “Base Prospectus”), as supplemented by the prospectus supplement dated [    ], 2015 and filed with the Commission on [   ], 2015, pursuant to Rule 424 under the Securities Act, is herein referred to as the “Prospectus.”  The Registration Statement became effective under the Securities Act upon filing on February 24, 2015.   When the Registration Statement became effective, the Base Prospectus omitted certain information in reliance upon Rule 430B under the Securities Act.  That information is contained in the Prospectus, which is deemed to be a part of the Registration Statement as of the time specified in Rule 430B(f)(1) under the Securities Act.  The Prospectus also updates or supplements certain information contained in the Registration Statement.  Reference is also made to the form of prospectus included in the Registration Statement immediately prior to [   ] (Eastern time) on [   ], 2015, (the “Applicable Time”), including information in other filings with the Commission that is incorporated by reference, as supplemented by the documents (if any) listed on Appendix A hereto and the information contained in Appendix B hereto (collectively, the “Disclosure Package”).  The terms Registration Statement and Prospectus, when referred to in this letter as of a specified time, include the information as of such time that they contain and that is contained in the documents incorporated in them by reference and the term Registration Statement refers only to the Prospectus and the part of the Registration Statement relating to the Shares.

As counsel to the Company, we participated in the preparation of the Registration Statement, the Prospectus and the Disclosure Package, and participated in discussions with your representatives, those of counsel for the several Underwriters, and those of the Company and its independent public accountants, at which the contents of the Registration Statement, the Prospectus and the Disclosure Package were discussed.  Between the Applicable Time and the time of the delivery of this letter, we participated in further discussions with your representatives, those of counsel for the Underwriters, and those of the Company and its independent public accountants, and we reviewed certain certificates of officers of the Company and public officials and letters from the Company’s independent public accountants delivered to you today.

The purpose of our engagement was not to establish or to confirm factual matters set forth in the Registration Statement, the Prospectus and the Disclosure Package, and we have not undertaken any obligation to verify independently any of the factual matters set forth in the Registration Statement, the Prospectus and the Disclosure Package.  Moreover, many of the determinations required to be made in the preparation of the Registration Statement, the Prospectus and the Disclosure Package involve matters of a non-legal nature.

Subject to the foregoing, we confirm to you that, on the basis of the information that we gained in the course of performing the services referred to above, nothing came to our attention that caused us to believe that: (a) the Registration Statement, as of July [30], 2015, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (b) the Disclosure Package, at the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (c) the Prospectus, as of its date and as of the date and time of delivery of this letter, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package or the Prospectus, except to the extent set forth in numbered paragraphs 6 and 7 in our opinion letter of even date herewith addressed to you, and we do not express any belief as to the financial statements and related notes or financial statement schedules, or other financial or accounting data or information contained in or omitted from the Registration Statement, the Disclosure Package and the Prospectus.  In addition, we express no opinion or belief as to the conveyance of the Disclosure Package or the information contained therein to investors.

We inform you that the Registration Statement became effective upon filing under the Securities Act on February 24, 2015, and, based solely on our review of the Commission’s “Stop Orders” web page (http://sec.gov/litigation/stoporders.shtml), that no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act.

Further, we confirm to you that the Registration Statement, as of February 24, 2015, and the Prospectus, as of its date, appeared to us on their face to respond in all material respects to the requirements of the form on which the Registration Statement was filed, except that the foregoing statement does not address any requirement relating to financial statements or related notes or financial statement schedules, or other financial and accounting data or information contained in or omitted from the Registration Statement or the Prospectus.

This letter is being furnished by us solely for the benefit of the several Underwriters as underwriters in connection with the sale of the Shares to the Underwriters pursuant to the Underwriting Agreement, and it may not be relied on for any other purpose or by anyone else.

Very truly yours,

GOODWIN PROCTER LLP

Appendix A

[None.]

Appendix B

[None.]

Exhibit C

[Form of Opinion of Special IP Counsel]

, 2015

Jefferies LLC

520 Madison Avenue
New York, New York 10022

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

As Representatives of the several Underwriters

Re:  AMAG PHARMACEUTICALS, INC.

Ladies and Gentlemen:

This letter is being furnished to you pursuant to Section 6(e) of the Underwriting Agreement, dated                , 2015 (the “Underwriting Agreement”), between AMAG Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and Jefferies LLC and Barclays Capital Inc., on their own behalf and as representatives of the several underwriters named in Schedule A thereto (collectively, the “Underwriters”).

We represent the Company in certain intellectual property matters.  Specifically, we have acted as special patent counsel to the Company with respect to the prosecution of the patents and patent applications listed in Appendix A hereto that relate to the Company products Feraheme® and Makena® (the “Company Patent Rights”).

We express no opinion herein as to laws of any jurisdiction other than the federal patent laws of the United States of America.

Based upon the foregoing, and subject to the additional qualifications set forth below, we are opinion that:

1.                                      Based solely upon our review of Goodwin Procter LLP’s files as of 8:00 am (EST) on the date hereof the Company Patent Rights are owned solely by the Company.  The inventors named in the Company Patent Rights have assigned to the Company their rights in such patents and patent applications and such assignments have been recorded at the United States Patent and Trademark Office (“USPTO”).

2.                                      To the best of our knowledge, the duty of candor and good faith as required by the USPTO, and in accordance with 37 C.F.R. 1.56, during prosecution of the Company Patent Rights has been complied with.

3.                                      The statements included in the Annual Report on Form 10-K filed by the Company with the Securities and Exchange Commission on February 18, 2015 and the Quarterly Reports on Form 10-Q filed by the Company with the Securities and Exchange Commission on May 6, 2015 and [•], 2015 under the captions:

Business — Our Core Proprietary Technology

Business — Patents and Trade Secrets

Risk Factors — The success of our products depends on our ability to maintain the proprietary nature of our technology

Risk Factors — We may not be successful in implementing Makena’s lifecycle management program, which could have a negative impact on our business

Risk Factors — Competition in the pharmaceutical and biopharmaceutical industries, including from companies marketing generic products, is intense.  If we fail to compete effectively, our business and market position will suffer.

insofar as such statements describe the Company Patent Rights, or contain descriptions of U.S. laws, rules or regulations relating to the Company Patent Rights, are correct in all material respects.

Whenever our opinions herein are qualified by the phrase “to the best of our knowledge” such language means that our opinions are based upon the actual knowledge of attorneys and patent agents presently within our firm who have performed services for the Company without any independent investigation or inquiry, except for such investigation as is specifically described herein.  Unless set forth herein, we have not undertaken, for purposes of this letter, any independent investigation to determine the existence or absence of facts that would contradict our opinions and statements set forth herein, and no inference as to our knowledge of the existence or absence of such facts should be drawn from the fact of our representation of the Company in intellectual property matters or otherwise.

With regard to the opinions set forth in numbered paragraph (1) hereinabove, we have assumed (i) the genuineness of all signatures, (ii) the capacity and authority of all signatories, (iii) the authenticity and completeness of all documents submitted to us as originals, and (iv) the conformity to original documents of all documents submitted to us as certified or photostatic copies.

In connection with the preparation and issuance of this letter, (a) we have undertaken no patent search, or validity or enforceability study with respect to any of the Company Patent Rights, and (b) we have undertaken no infringement or right-to-use investigations with respect to the rights of others.  For the avoidance of doubt, we have not, in connection with the preparation and issuance of this letter, undertaken any freedom to operate search relating to any of the Company’s products, including Feraheme® and Makena®.  Moreover, we have relied as to matters of fact, to the extent we have deemed proper, upon certificates and representations of the Company’s officers and management.

This letter is limited to the matters set forth herein, and no matter may be inferred or implied beyond the matters expressly stated in this letter.  No inference as to our independent review of any information set forth in the above-referenced documents should be drawn from the fact of our representation of the Company in intellectual property matters or otherwise.  We assume no obligation to advise you, subsequent to the delivery of this letter, of any matters that could result in a change in the beliefs set forth herein.

This letter is being furnished by us solely for the benefit of the several Underwriters as underwriters in connection with the sale to you of the Shares (as defined in the Underwriting Agreement) pursuant to the Underwriting Agreement, and it may not be relied upon for any other purpose by you or anyone else.  It should not be quoted in whole or in part or otherwise be referred to, nor be filed with nor furnished to any governmental agency or other person or entity, without our prior written consent.

Very truly yours,

Goodwin Procter LLP

Appendix A

HEAT STABLE COLLOIDAL IRON OXIDES COATED WITH REDUCED CARBOHYDRATES AND CARBOHYDRATE DERIVATIVES

Country	Case Type	Application Number	Filing Date	Patent Number
AT	EPP	00914867.7	08-Mar-2000	116902
BE	EPP	00914867.7	08-Mar-2000	1169062
CH	EPP	00914867.7	08-Mar-2000	1169062
CY	EPP	00914867.7	08-Mar-2000	1169062
DE	EPP	00914867.7	08-Mar-2000	1169062
DK	EPP	00914867.7	08-Mar-2000	1169062
EP	PCT	00914867.7	08-Mar-2000	1169062
EP	DIV	04078335.9	08-Mar-2000
ES	EPP	00914867.7	08-Mar-2000	1169062
FI	EPP	00914867.7	08-Mar-2000	1169062
FR	EPP	00914867.7	08-Mar-2000	1169062
GB	EPP	00914867.7	08-Mar-2000	1169062
GR	EPP	00914867.7	08-Mar-2000	1169062
IE	EPP	00914867.7	08-Mar-2000	1169062
IT	EPP	00914867.7	08-Mar-2000	1169062
JP	PCT	2000-610523	08-Mar-2000	5064612
LI	EPP	00914867.7	08-Mar-2000	1169062
LU	EPP	00914867.7	08-Mar-2000	1169062
MC	EPP	00914867.7	08-Mar-2000	1169062
NL	EPP	00914867.7	08-Mar-2000	1169062
PT	EPP	00914867.7	08-Mar-2000	1169062
SE	EPP	00914867.7	08-Mar-2000	1169062
US	ORD	09/521264	08-Mar-2000	6599498
US	CON	10/386394	11-Mar-2003	7553479
US	PRO	60/128579	09-Apr-1999
WO	ORD	PCT/US00/06047	08-Mar-2000

Country	Case Type		Filing Date	Patent Number
US	CIP	10/410527	09-Apr-2003	7871597
US	DIV	12/963308	08-Dec-2010	8501158
US	CON	13/734339	04-Jan-2013	8591864
US	CON	13/937923	09-Jul-2013
US	CIP	13/197153	03-Aug-2011
US	CON	14/301757	11-Jun-2014	8926947
US	CON	14/538864	12-Nov-2014

METHODS FOR REDUCING THE OCCURRENCE OF

PRETERM DELIVERY AND OTHER

PREGNANCY RELATED CONDITIONS

Country	Case Type		Filing Date	Patent Number
US	ORD	12/971900	17-Dec-2010
US	PRO	62/155076	30-Apr-2015

Exhibit D

[Form of Opinion of Hogan Lovells US LLP, Special Regulatory Counsel]

August  5, 2015

Jefferies LLC

520 Madison Avenue
New York, New York 10022

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

As Representatives of the several Underwriters

Re:                             AMAG Pharmaceuticals, Inc.

Ladies and Gentlemen:

This letter is furnished to you pursuant to Section 6(f) of the Underwriting Agreement dated July 30, 2015 (the “Underwriting Agreement”) between you, as representatives of the several Underwriters named in Schedule A to the Underwriting Agreement, and AMAG Pharmaceuticals, Inc. (the “Company”), relating to the issuance and sale by the Company of [                      ] shares of common stock of the Company, pursuant to the terms of the Underwriting Agreement.

This firm has acted in the limited role of regulatory counsel to the Company in the U.S. Food and Drug Administration (“FDA”) and price reporting areas only.  In such capacity, we have reviewed certain information described on Schedule A hereto (the “Regulatory Statements”) in (i) the Company’s Prospectus dated February 24, 2015 (the “Prospectus”) forming a part of the Company’s Registration Statement on Form S-3, as amended (Registration No. 333-202252), (ii) in the Company’s Prospectus Supplement dated July 30, 2015 (the “Prospectus Supplement”), (iii) in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 as filed on February 18, 2015 (the “Form 10-K”), and (iv) in the Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2015 and June 30, 2015, as filed on May 6, 2015 and July 27, 2015, respectively (the “Forms 10-Q”).  We have not been retained or engaged by the Company to perform, nor have we performed, any review of any information in the Prospectus, in the Prospectus Supplement, or in the Form 10-K or Forms 10-Q other than the Regulatory Statements.  Additionally, we have not been retained or engaged to provide advice in respect of United States securities laws or the rules or regulations of the Securities and Exchange Commission (the “Commission”) thereunder (the “Rules”), nor have we been retained or engaged by the Company to provide advice as to whether any information or any statement, opinion or other writing is required under the United States securities laws or the Rules to be filed with or submitted to, or incorporated into any document that will be filed with or submitted to, the Commission, and the matters addressed herein should not be construed as such advice.  Capitalized terms used herein that are defined in the Underwriting Agreement shall have the respective meanings set forth in the Underwriting Agreement, unless otherwise defined herein.

For purposes of our opinion, we have examined copies of the following (the “Documents”):

1.              An executed copy of the Underwriting Agreement.

2.              The Regulatory Statements in the Prospectus, the Prospectus Supplement, the Form 10-K, and the Forms 10-Q.

3.              A certificate of certain officers of the Company dated the date  hereof as to certain facts relating to the Company.

In our examination of the Underwriting Agreement and the other Documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all of the Documents, the authenticity of all originals of the Documents and the conformity to authentic originals of all of the Documents submitted to us as copies (including telecopies).  Further, for purposes of our opinion, we have not independently verified nor do we take any responsibility for nor are we addressing in any way any statements of fact; any statements concerning state or foreign law; any legal conclusions or any statements of belief attributable to the Company; any statement regarding or referring to clinical or pre-clinical studies, the data relating thereto, or the results thereof; or whether or not the Company is in compliance with applicable FDA, price reporting, or federal health regulatory requirements.  Our opinion is given in the context of the foregoing.

This letter is based as to matters of law solely on applicable provisions of the following, as currently in effect: the Federal Food, Drug, and Cosmetic Act, as amended (the “FDC Act”), and the regulations promulgated thereunder, Title XVIII of the Social Security Act (the “SSA”), as amended by the Medicare Prescription Drug, Improvement and Modernization Act of 2003, and the regulations promulgated thereunder, Titles XVIII and XIX of the SSA and section 340B of the Public Health Service Act (the “PHS Act”), as amended by the Patient Protection and Affordable Care Act, and the regulations promulgated thereunder, Titles XVIII and XIX of the SSA and section 340B of the PHS Act, as amended by the Health Care and Education Reconciliation Act of 2010, and the regulations promulgated thereunder, Title XIX of the SSA, as amended by the FAA Air Transportation Modernization and Safety Improvement Act, Titles XVIII and XIX of the SSA, as amended by the American Taxpayer Relief Act of 2012, and the sequestration provisions of the Budget Control Act of 2011, as amended by the American Taxpayer Relief Act of 2012 and the Bipartisan Budget Act of 2013 (collectively, the “Applicable Regulatory Laws”).

Based upon, subject to and limited by the assumptions, qualifications, exceptions, and limitations set forth in this opinion letter, we are of the opinion that the Regulatory Statements, insofar as such statements purport to describe applicable provisions of the Applicable Regulatory Laws and the regulations promulgated thereunder, are accurate descriptions in all material respects of the provisions purported to be described therein.

Nothing herein shall be construed to cause us to be considered “experts” within the meaning of Section 11 of the Securities Act of 1933, as amended.

We express no opinion in this letter as to any other statutes, rules and regulations not specifically identified above as being covered hereby (and in particular, we express no opinion as to any effect that such other statutes, rules and regulations may have on the opinions expressed herein).  We express no opinion in this letter as to federal or state securities, antitrust, unfair competition, banking, or tax statutes, rules or regulations, or statutes, rules or regulations of any political subdivision below the state level.

We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this letter.  This letter has been prepared solely for your use in connection with the Closing under the Underwriting Agreement on the date hereof, and it should not be quoted in whole or in part or otherwise be referred to, and should not be filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.  In no event may this letter or any other communication or document referring to the contents hereof or any other advice we have given to the Company be submitted to or filed with the Commission without our prior written consent.

Very truly yours,

HOGAN LOVELLS US LLP

Schedule A

Regulatory Statements

Information in the Prospectus

Incorporated sections from 10-K and 10-Q — see below.

Information in the Prospectus Supplement

Incorporated sections from 10-K and 10-Q — see below.

Information in the Form 10-K

•                  Information regarding FDA or federal health regulatory matters in the subsections listed below from Item 1, titled “BUSINESS,” in the Form 10-K:

•                  Information regarding FDA regulatory matters in the paragraphs listed below from the subsection titled “Competition” in the Form 10-K:

•                  Paragraph on p. 18, beginning “The pharmaceutical and biopharmaceutical industries . . . “

•                  Paragraph on p. 18, beginning “Although Makena is the only FDA-approved . . .”

•                  Paragraph on p. 18, beginning “In March 2011, the FDA issued a press release . . .”

•                  Paragraph on p. 19, beginning “Additionally, in 1956, the FDA-approved the drug Delalutin . . .”

•                  Paragraph on p. 19, beginning “Thus, before the expiration of Makena’s orphan exclusivity . . .”

•                  Paragraph on p. 20, beginning “As compared to the dosing regimens described above . . .”

•                  Paragraph on p. 21, beginning “The Drug Price Competition and Patent Term Restoration Act of 1984 . . .”

•                  Paragraph on p. 22, beginning “A generic version of Feraheme . . .”

•                  Information regarding FDA regulatory matters or federal health regulatory matters in the subsection listed below from the subsection titled “Government Regulation” in the Form 10-K:

•                  Information regarding FDA regulatory matters in the subsections listed below from the subsection titled “U.S. Approval Process” in the Form 10-K:

•                  Clinical Development

•                  Submission and FDA Review of NDAs/sNDAs

•                  Abbreviated New Drug Application

•                  Adverse Event Reporting

•                  FDA Post-Approval Requirements

•                  FDA Regulation of Product Marketing and Promotion

•                  FDA Regulation of Manufacturing Facilities

•                  Orphan Drug Exclusivity

•                  Drug Quality and Security Act

•                  Fraud and Abuse Regulation

•                  Other U.S. Regulatory Requirements

•                  Medical Device Regulation

•                  Information regarding FDA regulatory matters or federal health regulatory matters in the subsection “Pharmaceutical Pricing and Reimbursement.”

•                  Information regarding FDA regulatory matters or federal health regulatory matters in the subsections listed below from the Item 1A, titled “RISK FACTORS,” in the Form 10-K:

•                  We are primarily dependent on revenues from our two principal products.

•                  Competition in the pharmaceutical and biopharmaceutical industries, including from companies marketing generic products, is intense. If we fail to compete effectively, our business and market position will suffer.

•                  We depend, to a significant degree, on the availability and extent of reimbursement from third-party payors for the use of our products, and a reduction in the availability or extent of reimbursement could adversely affect our sales revenues and results of operations.

•                  Our ability to successfully commercialize Makena is dependent upon a number of factors, including maintaining the benefits of Makena’s orphan drug exclusivity and the length of time before competitors begin selling generic versions of Makena.

•                  We have no experience facing competition from compounded products and if we are unsuccessful in differentiating Makena from compounded HPC products, sales of Makena, and thus our profitability, could be materially adversely affected.

•                  We may not be successful in implementing Makena’s lifecycle management program, which could have a negative impact on our business.

•                  The FDA has required post-marketing studies to verify and describe the clinical benefit of Makena, and the FDA may limit further marketing of the product based on the results of these post-marketing studies, failure to complete these trials in a timely manner or evidence of safety risks or lack of effectiveness.

•                  The market for Feraheme is limited because Feraheme is only indicated for the treatment of IDA in adult patients with CKD. Significant safety or drug interaction problems, or the evaluation or reevaluation of existing or future data by the FDA or other regulators, could have an adverse impact on Feraheme in this indication, which would adversely impact our future business prospects.

•                  We may never receive regulatory approval to market and sell Feraheme to the broader IDA patient population.

•                  Market acceptance of Feraheme may suffer as a result of the widespread use of competing iron replacement therapy products, including Injectafer®, and as a result of the approval of generic drug products in the near-term, which would have a material adverse effect on our operations and our profitability

•                  In the U.S. there have been, and we expect there will continue to be, a number of federal and state legislative initiatives implemented to reform the healthcare system in ways that could adversely impact our business and our ability to sell our products profitably.

•                  If our products are marketed or distributed in a manner that violates federal, state or foreign healthcare fraud and abuse laws, marketing disclosure laws or other federal, state or foreign laws and regulations, we may be subject to civil or criminal penalties.

•                  If we fail to comply with our reporting and payment obligations under U.S. governmental pricing programs, we could be required to reimburse government programs for underpayments and could pay penalties, sanctions and fines which could have a material adverse effect on our business, financial condition and results of operations.

•                  We are subject to ongoing U.S. and foreign regulatory obligations and oversight of our products, and any failure by us to maintain compliance with applicable regulations may result in several adverse consequences including the suspension of the manufacturing, marketing and sale of our respective products, the incurrence of significant additional expense and other limitations on our ability to commercialize our respective products.

•                  Regulators could determine that our clinical trials and/or our manufacturing processes, or those of our third parties, were not properly designed or are not properly operated, which could cause significant costs or setbacks for our commercialization activities.

Information in the Form 10-Q for the quarterly period ending June 30, 2015

•                  Information regarding FDA or federal health regulatory matters in the subsections listed below from the Item 1A, titled “RISK FACTORS,” in the Form 10-Q:

•                  The success of the CBR Services following, and assuming, consummation of the CBR acquisition will face considerable risks and uncertainties, any of which could have a materially adverse impact on our revenues and results of operations.

•                  Should the FDA determine, following, and assuming, consummation of the CBR acquisition, that CBR does not meet the regulatory requirements for a private cord blood and cord tissue bank that screens, processes, stores, labels and distributes human cells, tissues and cellular and tissue-based products without pre-marketing approval, we may be subject to FDA enforcement action and may be forced to change or halt CBR Service operations in a manner that materially harms our business.

•                  Following, and assuming, consummation of the CBR acquisition, if third parties who provide cord blood and tissue to CBR fail to comply with ongoing FDA requirements for HCT/P recovery and testing, CBR cord blood and tissue could be subject to restrictions that will cause a materially adverse effect on our business.

•                  It is likely that the FDA’s regulation of HCT/Ps will continue to evolve in the future. Complying with any such new regulatory requirements may entail significant time delays and expense following, and assuming, consummation of the CBR acquisition, which could have a material adverse effect on our business.

•                  State and other requirements and standards may impact our ability to conduct a profitable collection, processing and storage business for cord blood and tissue following, and assuming, consummation of the CBR acquisition.

Exhibit E

Form of Lock-up Agreement

                                     , 2015

JEFFERIES LLC

520 Madison Avenue

New York, New York 10022

BARCLAYS CAPITAL INC.

745 Seventh Avenue

New York, New York 10019

As Representatives of the several Underwriters

Re:          AMAG Pharmaceuticals, Inc. -— Public Offering

Ladies and Gentlemen:

The undersigned understands that you, as Representatives of the several underwriters, propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with AMAG Pharmaceuticals, Inc., a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters named in Schedule A to the Underwriting Agreement (the “Underwriters”), of Common Stock (as defined below) of the Company. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the Underwriters’ agreement to purchase and make the Public Offering of the Common Stock, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of Jefferies LLC on behalf of the Underwriters, the undersigned will not, during the period ending 60 days after the date of the prospectus (the “Lock-up Period”) relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock, $0.01 per share par value, of the Company (the “Common Stock” and together with restricted stock units and options, rights and warrants to purchase Common Stock, the “Securities”) or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any offer, sale, pledge or disposition, (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

The foregoing paragraph shall not apply to:

(A) the receipt, exercise, cashless or net exercise, vesting or forfeiture of, or removal or lapse of restrictions on, any stock option, Common Stock issued upon exercise of a stock option, restricted stock or other awards pursuant to any employee benefit plan or agreement in existence as of the date hereof, so long as such transaction or event does not involve the sale or transfer of any shares of Common Stock (other than from the undersigned to the Company),

(B) forfeitures of Securities to the Company during the Lock-Up Period only to satisfy tax withholding requirements,

(C) transfers of Securities as a bona fide gift or gifts,

(D) the transfer or sale of Common Stock acquired in open market transactions on or after the date of the Prospectus,

(E) the transfer or sale of Securities by operation of law, such as pursuant to a domestic relations order or in connection with a divorce settlement,

(F) transfers of Securities to any immediate family member, trusts for the direct or indirect benefit of the undersigned or the immediate family members of the undersigned or any of their successors upon death, or any partnerships or limited liability company, the partners or members of which consist of the undersigned and/or immediate family members of the undersigned, and in each case such transfer does not involve a disposition for value (for purposes of this letter agreement (this “Letter Agreement”), “immediate family” means any relationship by blood, marriage or adoption, not more remote than first cousin), or

(G) transfers of Securities to any beneficiary of the undersigned pursuant to a will, other testamentary document or applicable laws of descent;

provided that in the case of any transfer or distribution pursuant to clauses (C), (E), (F) or (G), each donee, distributee or transferee shall execute and deliver to the Representatives a lock-up letter in the form of this Letter Agreement; and provided, further, that in the case of any transfer or distribution pursuant to clause (C), (E), (F) or (G), no filing by any party (donor, donee, transferor or transferee) under the Exchange Act, or other public announcement (other than a filing on a Form 5 made after the expiration of the Lock-Up Period) reporting a reduction in beneficial ownership of Securities shall be required or shall be made voluntarily in connection with such transfer or distribution. In addition, the foregoing paragraph shall not apply to the establishment of a trading plan by the undersigned pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that such plan does not provide for the transfer of Common Stock during the Lock-Up Period and no filing under the Exchange Act, or other public announcement (other than a filing on a Form 5 made after the expiration of the Lock-Up Period), shall be required as of the date of such trading plan’s establishment or shall be made voluntarily in connection with the establishment of such plan until after the expiration of the Lock-Up Period. In addition, the foregoing paragraph shall not apply to transfers of Common Stock executed under a trading plan by the undersigned pursuant to Rule 10b5-1 under the Exchange Act as existing on the date of the Underwriting Agreement.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that, if the Underwriting Agreement does not become effective by October 31, 2015, if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, or if the Company advises the Representatives in writing that it has determined not to proceed with the Public Offering, the undersigned shall be released form all obligations under this Letter Agreement.  The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

[Signature Page Follows]

Signature

Printed Name of Person Signing

(Indicate capacity of person signing if signing as custodian or trustee, or on behalf of an entity)

Exhibit F

Directors, Executive Officers and Others
Signing Lock-up Agreement

Directors:

Barbara Deptula

John A. Fallon

William K. Heiden

Robert J. Perez

Lesley Russell

Gino Santini

Davey S. Scoon

James Sulat

Executive Officers:

William K. Heiden

Julie Krop

Frank E. Thomas

Kenneth H. Wilson

F-1